SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement	☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Central European Distribution Corporation

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount previously paid:

2)	Form, Schedule or Registration Statement No.:

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4)	Date Filed:

CENTRAL EUROPEAN

DISTRIBUTION CORPORATION

March 28, 2007

Dear Stockholder:

On behalf of the board of directors of Central European Distribution Corporation, or the Company, it is my pleasure to invite you to the 2007 annual meeting of stockholders. The annual meeting will be held on Monday, April 30, 2007, at 9:00 a.m., local time, at the offices of Dewey Ballantine LLP, at 975 F Street NW, Washington D.C. 20004.

At the annual meeting, you will be asked to:

•	elect seven directors to serve on the board of directors, each for a one-year term;

•	approve the Company’s 2007 stock incentive plan;

•	ratify the board of directors’ appointment of PricewaterhouseCoopers as the Company’s independent public auditors for the year ending December 31, 2007; and

•	transact any other business that is properly presented at the annual meeting or any adjournment or postponement that may take place.

The Company’s management will also review the Company’s results for 2006, and respond to appropriate stockholder questions. You will find other detailed information about the Company and its operations, including its annual report on Form 10-K for the year ended December 31, 2006, and its audited consolidated financial statements, in the 2006 annual report to stockholders included with this proxy statement.

The board of directors has approved the matters being submitted by the Company for stockholder approval at the annual meeting and recommends that stockholders vote “FOR” all of such proposals. It is important that your views be represented at the annual meeting. Whether or not you plan to attend the annual meeting, please complete, sign and date the enclosed proxy card and promptly return it in the prepaid envelope.

Sincerely,

William V. Carey

Chairman, President and Chief Executive Officer

CENTRAL EUROPEAN

DISTRIBUTION CORPORATION

Two Bala Plaza, Suite 300, Bala Cynwyd, Pennsylvania 19004

(610) 660-7817

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON APRIL 30, 2007

NOTICE IS HEREBY GIVEN that the 2007 annual meeting of stockholders of Central European Distribution Corporation, a Delaware corporation, or the Company, will be held on Monday, April 30, 2007, at 9:00 a.m., local time, at the offices of Dewey Ballantine LLP, at 975 F Street NW, Washington D.C. 20004.

At the annual meeting, you will be asked to:

•	elect seven directors to serve on the board of directors, each for a one-year term;

•	approve the Company’s 2007 stock incentive plan;

•	ratify the board of directors’ appointment of PricewaterhouseCoopers as the Company’s independent public auditors for the year ending December 31, 2007; and

•	transact any other business that is properly presented at the annual meeting or any adjournment or postponement that may take place.

The foregoing items of business are more fully described in the proxy statement accompanying this notice.

Pursuant to the Company’s bylaws, the board of directors has fixed March 5, 2007, as the record date for the determination of stockholders entitled to notice of, and to vote at, the annual meeting and at all adjournments or postponements that may take place. Only stockholders of record at the close of business on that date will be entitled to notice of, and to vote at, the annual meeting and any adjournment or postponement that may take place. A list of all stockholders entitled to vote at the annual meeting will be open for examination by any stockholder for any purpose germane to the annual meeting during ordinary business hours for a period of ten days before the annual meeting at the offices of the Company, located at Two Bala Plaza, Suite 300, Bala Cynwyd, Pennsylvania 19004.

By Order of the Board of Directors,

James Archbold

Secretary

Bala Cynwyd, Pennsylvania

March 28, 2007

Whether or not you plan to attend the annual meeting, please complete, date and sign the enclosed proxy card and return it promptly in the enclosed postage prepaid envelope. If you sign and return your proxy card without specifying a choice, your shares will be voted in accordance with the recommendations of the board of directors. You may, if you wish, revoke your proxy at any time prior to the time it is voted by filing with the Secretary of the Company a written revocation or a duly executed proxy bearing a later date or by attending the annual meeting and voting in person.

CENTRAL EUROPEAN DISTRIBUTION CORPORATION

TWO BALA PLAZA, SUITE 300, BALA CYNWYD, PENNSYLVANIA 19004

(610) 660-7817

PROXY STATEMENT

2007 ANNUAL MEETING OF STOCKHOLDERS

APRIL 30, 2007

SOLICITATION, VOTING AND REVOCABILITY OF PROXIES

The board of directors of Central European Distribution Corporation, a Delaware corporation, or the Company, is sending you this proxy statement and the accompanying proxy card in connection with its solicitation of proxies to be used at the 2007 annual meeting of stockholders. The annual meeting will be held on Monday, April 30, 2007, at 9:00 a.m., local time, at the offices of Dewey Ballantine LLP, at 975 F Street NW, Washington D.C. 20004, and at any adjournments or postponements that may take place.

This proxy statement, the notice of annual meeting of stockholders, the proxy card and the Company’s annual report to stockholders were first mailed to stockholders on or about March 28, 2007.

ABOUT THE ANNUAL MEETING

What is the purpose of the annual meeting?

At the annual meeting, stockholders of record of the Company as of the close of business on March 5, 2007, will consider and vote on:

•	the election of seven directors to serve on the board of directors, each for a one-year term;

•	the approval of the Company’s 2007 stock incentive plan;

•	the ratification of the board of directors’ appointment of PricewaterhouseCoopers as the Company’s independent public auditors for the year ending December 31, 2007; and

•	any other business that is properly presented at the annual meeting or any adjournment or postponement that may take place.

In addition, the Company’s management will report on the performance of the Company during 2006 and respond to appropriate questions from stockholders.

Who is entitled to vote?

Only stockholders of record at the close of business on the record date, March 5, 2007, are entitled to receive notice of the annual meeting of stockholders and to vote the shares of common stock that they held on that date at the meeting, or any postponement or adjournment of the meeting. Each outstanding share entitles its holder to cast one vote on each matter to be voted upon.

Please note that if you hold your shares in “street name” (that is, through a broker or other nominee), you will need to bring appropriate documentation from your broker or nominee to vote personally at the meeting.

What constitutes a quorum?

The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of common stock outstanding on the record date will constitute a quorum, permitting the meeting to conduct its business. As of the record date, 40,063,445 shares of common stock of the Company were outstanding. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting for purposes of determining the presence of a quorum. A “broker non-vote” occurs when a broker or other nominee indicates on the proxy card that it does not have discretionary authority to vote on a particular matter.

How do I vote?

If you complete and properly sign the accompanying proxy card and return it to the Company, it will be voted as you direct. If you are a registered stockholder and attend the meeting, you may deliver your completed proxy card in person. “Street name” stockholders who wish to vote at the meeting will need to obtain and vote a proxy from the institution that holds their shares. The Company has made proxy statements, proxies and annual reports available to the nominee institutions for delivery to “street name” stockholders.

Can I change my vote after I return my proxy card?

Yes.    Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised by filing with the Secretary of the Company either a notice of revocation or a duly executed proxy, bearing a later date. The powers of the proxy holders will be suspended if you attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.

What are the recommendations of the board of directors?

Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the board of directors. The board’s recommendations are set forth together with the description of each item in this proxy statement. The board recommends a vote:

•	“for” election of the nominated slate of seven directors (see page 3);

•	“for” the approval of the Company’s 2007 stock incentive plan (see page 32); and

•	“for” ratification of the appointment of PricewaterhouseCoopers as the Company’s independent auditors (see page 38).

With respect to any other matter that properly comes before the meeting or any adjournment or postponement that may take place, the proxy holders will vote as recommended by the board of directors or, if no recommendation is given, in their own discretion.

What vote is required to approve each item?

Election of Directors. Assuming that a quorum is present, the affirmative vote of a plurality of the votes present in person or represented by proxy at the meeting is required for the election of directors. A properly executed proxy marked “WITHHOLD AUTHORITY” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated. Abstentions and broker non-votes will have no impact on the election of directors except to the extent failure to vote for an individual results in another individual receiving a larger proportion of votes. The Company’s certificate of incorporation does not provide for cumulative voting in the election of directors.

Approval of the 2007 Stock Incentive Plan. Assuming that a quorum is present, the affirmative vote of the holders of a majority of the shares present in person or represented by proxy will be required for approval of the 2007 stock incentive plan. Abstentions will have the same effect as a negative vote. Broker non-votes will be treated as a vote not cast and will have no effect on the outcome of the vote.

Ratification of Independent Auditors and Other Items. For the ratification of the independent auditors and any other item voted upon at the annual meeting, assuming that a quorum is present, the affirmative vote of the holders of a majority of the shares present in person or represented by proxy will be required for approval. Abstentions will have the same effect as a negative vote. Broker non-votes will be treated as a vote not cast and will have no effect on the outcome of the vote.

Who will bear the costs of soliciting proxies for the annual meeting?

The cost of soliciting proxies for the annual meeting will be borne by the Company. The Company has retained ADP Investor Communications Services to solicit proxies by use of the mails on the Company’s behalf for a fee of approximately $22,000. In addition to the use of the mails, proxies may be solicited personally or by telephone, by officers and employees of the Company, who will not receive any additional compensation for their services but will be reimbursed for the out-of-pocket expenses they incur. Proxies and proxy material will also be distributed at the expense of the Company by brokers, nominees, custodians and other similar parties.

ELECTION OF DIRECTORS

(Proposal 1)

The entire board of directors currently consists of seven members. At the annual meeting, seven directors will be elected, each to serve until the next annual meeting of stockholders and until such director’s successor is elected and qualified or until such director’s earlier death, resignation or removal. The following persons have been nominated for election as directors of the Company at the annual meeting: William V. Carey, David Bailey, N. Scott Fine, Tony Housh, Robert Koch, Jan W. Laskowski, and Markus Sieger.

Information is provided below with respect to the nominees for the board of directors. Unless otherwise specified on the proxy, the persons named in the proxy intend to vote the shares represented by each properly executed proxy for the election as directors of Messrs. Carey, Bailey, Fine, Housh, Koch, Laskowski and Sieger. The board of directors anticipates that such nominees will stand for election and will serve if elected as directors. However, if any person nominated by the board of directors fails to stand for election or is unable to accept election, the proxies will be voted for the election of such other person or persons as the persons named in the accompanying proxy shall determine in accordance with their best judgment. Pursuant to the Company’s bylaws, directors are elected by plurality vote. The Company’s certificate of incorporation does not provide for cumulative voting in the election of directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE

“FOR” THE ELECTION OF ITS NOMINEES FOR DIRECTORS.

Nominees for Election as Directors

Name	Age	Position(s)
William V. Carey	42	Chairman, President and Chief Executive Officer
David Bailey	62	Director
N. Scott Fine	50	Director
Tony Housh	40	Director
Robert Koch	46	Director
Jan W. Laskowski	50	Director
Markus Sieger	41	Director

Directors are elected to serve until they resign or are removed, or until their successors are elected. All directors are elected annually at the annual meeting of stockholders.

William V. Carey has served as Chairman, President and Chief Executive Officer of the Company since its inception in 1998. Mr. Carey began working for Carey Agri, a subsidiary of the Company, in 1990, and instituted and supervised the direct delivery system for Carey Agri’s nationwide expansion. Mr. Carey has 13 years experience heading distribution companies in Poland. Mr. Carey is a graduate of the University of Florida with a B.A. in economics.

David Bailey has been a director of the Company since December 2003. Mr Bailey joined International Paper in 1968 and has held various levels of responsibility within that company including President IP Poland, and Managing Director Eastern Europe. His current duties are now focused on further business development in Eastern Europe and Russia. He is Chairman of the Board for IP Kwidzyn (Poland) and OAO Svetogorsk (Russia), subsidiaries of International Paper, with combined sales across the region of nearly $1 billion. In addition, he serves on the board of directors for the American Chamber of Commerce in Poland, Litewska Children’s Hospital Foundation, United Way Poland, and is a member of the Polish Business Roundtable. Mr. Bailey served in the United States Army and graduated with a Chemical Engineering Degree from Oregon State University.

N. Scott Fine has been a director of the Company since January 2003, and was previously a director during 2001. Mr. Fine is an investment banker at the Fine Equities division of Leeb Brokerage Services, Inc., a New York based investment-banking firm. Mr. Fine has been involved in corporate finance for over 20 years. Fine Equities focuses on small- to medium-cap companies and manages high net worth individuals and small institutions. Mr. Fine co-managed the Company’s initial public offering. He has also worked on a series of transactions domestically and internationally in the healthcare and consumer products area. Mr. Fine currently sits on the Deans Advisory Board for The University of Connecticut’s Neag School of Education at Storrs, Connecticut.

Tony Housh has been a director of the Company since May 2000. Mr. Housh is a Warsaw, Poland-based investment and regulatory affairs advisor in private practice. Mr. Housh was the Executive Director of the American Chamber of Commerce in Poland from 1996 to 2000, where he obtained an in-depth knowledge of the Polish regulatory framework. He is also a member of the American Chamber’s board of directors as well as the board of directors of the Fulbright Commission. Prior to joining the American Chamber, Mr. Housh was the U.S. Treasury country officer for Poland at the Office of Technical Assistance. Mr. Housh is a graduate of Katholieke Universitiet van Leuven (Belgium) and the University of Kansas.

Robert P. (Bobby) Koch has been a director of the Company since February 2004. Mr. Koch is President and Chief Executive Officer of Wine Institute, the San Francisco-based public policy association representing over 1,000 California winery and associate members responsible for over 85% of U.S. wine production and 95% of U.S. wine exports. He joined Wine Institute in 1992 and, prior to becoming its President and Chief Executive Officer, headed the Washington, D.C. office as Senior Vice President. From 1986 through 1992, Mr. Koch held senior leadership positions in the House of Representatives for the House Majority Leader and House Majority Whip. He received his B.A. in government and politics from the University of Maryland in 1983. Mr. Koch is a member of the U.S. Department of Agriculture’s Agricultural Policy Advisory Committee for Trade (APAC), and a board member of the National Commission Against Drunk Driving. He also is active in raising funds for research to find the cure for Crohn’s disease and ulcerative colitis.

Jan W. Laskowski has served as a director of the Company since its inception in 1998. Mr. Laskowski has lived and worked in Poland since 1991 and was involved at an Executive Management level in the successful start-up of two private Banks. From 1996 to February 1999, he was the Vice President and member of the management board of American Bank in Poland, where he was responsible for business development. Before coming to Poland, Mr. Laskowski worked in London for Bank Liechtenstein (UK) Ltd from 1989 to 1991. He began his career with Credit Suisse, also in London, where he worked for 11 years. Presently Mr. Laskowski is a founding partner and CFO of Landoor Architektura, a real estate development and architectural services company, in Poland.

Markus Sieger has been a director of the Company since August 2005, and has been a managing partner of fincoord since 1998. From 1994 to 1999, Mr. Sieger was an associate manager at fincoord. As a managing partner, Mr. Sieger is actively involved in negotiating and structuring international joint ventures for fincoord’s clients. Mr. Sieger is engaged in various new projects advising start-up companies on strategic matters. In addition, Mr. Sieger started and developed iscoord Ltd., an award winning information technology consulting and software development company. Mr. Sieger holds supervisory seats at FFC Fincoord Holding Ltd., iscoord ltd., ITI Holdings S.A., Luxembourg, and various other companies. Mr. Sieger has a degree in economics from the University of Applied Sciences for Business and Administration in Zurich.

Director Independence and Other Matters

The board of directors has determined each of the following directors to be an “independent director” as such term is defined in Rule 4200(a) (15) of the listing standards of the National Association of Securities Dealers, or NASD: David Bailey, Tony Housh, Robert Koch, Jan W. Laskowski and Markus Sieger.

The board of directors has also determined that each member of the three committees of the board meets the independence requirements applicable to those committees prescribed by the NASD and the Securities and Exchange Commission, or SEC. The board has further determined that Jan W. Laskowski, a member of the audit committee of the board, is an “audit committee financial expert,” as such term is defined in Items 401(h) and 407(d)(5) of Regulation S-K promulgated by the SEC.

The Company encourages but does not require members of the board of directors to attend the annual meetings. All of the members of the board that were directors at such time attended the Company’s 2006 annual meeting.

Committees of the Board of Directors and Meetings

The board of directors held eight meetings in 2006, in addition to acting by unanimous written consent three times. Each incumbent director attended at least 75% of the total number of meetings of the board and meetings of the committees of the board on which he/she served in 2006, except for Dominique Hériard Dubreuil, who recused herself from certain meetings in 2006. Ms Hériard Dubreuil resigned from the board of directors on December 22, 2006.

The board of directors has three standing committees, an audit committee (which is a separately designated audit committee established in accordance with Section 3(a)(58)(A) of the Exchange Act), a compensation committee and a nominating committee. The functions performed by the committees are summarized below. All of the members of the three committees are independent directors as defined by Rule 4200(a)(15) of the NASD’s listing standards.

Audit Committee. The audit committee operates under a written charter adopted by the board of directors that may be amended by the board at any time. The board of directors, upon the recommendation of the audit committee, approved a charter in December 1999, amended it in 2002 and most recently amended it in November 2005. A current copy of the audit committee’s charter is available in the ‘Investor Relations’ section of the Company’s website at http://www.cedc.com.pl, under the heading ‘Corporate Governance.’ Messrs. Housh, Sieger and Laskowski currently constitute the audit committee. Mr. Housh serves as the chairman of the audit committee. The board has determined that Mr. Laskowski qualifies as an “audit committee financial expert” as defined in Items 401(h) and 407(d)(5) of Regulation S-K, and that each of the members of the audit committee is independent in accordance with applicable NASD standards and SEC rules and regulations. Each member of the audit committee must meet certain independence and financial literacy requirements. The audit committee oversees our corporate financial reporting process, internal accounting controls, audit plans and results and financial reports. In addition, the audit committee appoints, compensates, retains and oversees the work of the firm of independent auditors employed by the Company to conduct the annual audit examination of the Company’s financial statements. The members meet with the independent auditors and financial management to review the scope of the proposed audit for the year, the audit procedures to be utilized, audit fees, and, at the conclusion of the audit, the audit reports. In addition, the audit committee reviews the financial statements, the related footnotes and the independent auditors’ report thereon and makes related recommendations to the board as the audit committee deems appropriate. The audit committee met seven times during 2006. The report of the audit committee is set forth beginning on page 7 of this proxy statement.

Compensation Committee. The compensation committee operates under a written charter adopted by the board of directors that may be amended by the board at any time. A current copy of the compensation committee’s charter is available in the ‘Investor Relations’ section of the Company’s website at http://www.cedc.com.pl, under the heading ‘Corporate Governance.’ The compensation committee’s responsibilities include (i) making recommendations to the board of directors on salaries, bonuses and other forms of compensation for the Company’s officers and other key management and executive employees, (ii) administering the Company’s 1997 Stock Incentive Plan, referred to herein as the Option Plan, and (iii) reviewing management recommendations for grants of stock options and any proposed plans or practices of the Company relating to compensation of its employees and directors. Messrs. Laskowski, Housh and Bailey currently constitute the compensation committee, each of whom is an “independent director” as defined by Rule 4200(a)(15) of the NASD’s listing standards. Mr. Laskowski serves as the chairman of the compensation committee. The compensation committee held four meetings during 2006. The report of the compensation committee is set forth beginning on page 8 of this proxy statement.

Nominating Committee. The nominating committee operates under a written charter adopted by the board of directors that may be amended by the board at any time. A current copy of the nominating committee’s charter is available in the ‘Investor Relations’ section of the Company’s website at http://www.cedc.com.pl, under the heading ‘Corporate Governance.’ The nominating committee monitors and safeguards the independence of the board by identifying individuals qualified to become board members and selecting, or recommending that the board select, the director nominees for election at the Company’s annual meetings of stockholders. Using the same criteria, the committee also recommends to the board candidates for filling positions on the board resulting from the death or resignation of directors. The committee also recommends directors for appointment to the committees of the board. Messrs. Bailey, Housh and Koch currently constitute the nominating committee, each of whom is an “independent director” as defined by Rule 4200(a)(15) of the NASD’s listing standards. Mr. Koch serves as the chairman of the nominating committee. The nominating committee held one meeting during 2006.

The information contained in the reports of the audit committee and the compensation committee shall not be deemed to be “soliciting material,” or to be “filed” with the SEC or subject to Regulation 14A other than as provided in SEC Regulation S-K, Item 407, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically requests that the information be treated as soliciting material or specifically incorporates it by reference into a document filed under the Securities Act or the Exchange Act.

AUDIT COMMITTEE REPORT

The audit committee members are Tony Housh, Jan Laskowski and Markus Sieger, each of whom meets the independence and experience requirements set forth in Rule 4200(a)(15) of the listing standards of NASD. The audit committee held seven meetings during 2006.

To ensure independence, the audit committee also meets separately with the Company’s independent public accountants, internal auditor and other members of management. In addition, the audit committee reviewed and discussed the audited financial statements with management. The audit committee met with the Company’s independent public accountants four times during 2006. These meetings were separate from full board of directors meetings and the audit committee discussed with the independent public auditors matters required to be discussed by Statement on Auditing Standards 61. The audit committee has received the written disclosures and the letter from the independent public auditors required by Independence Standards Board Standard No. 1 and has discussed the independence of the independent public auditors with them. Based on its review and discussions with the independent public auditors and with management, the audit committee has recommended to the board that the audited financial statements for the year ended December 31, 2006, be included in the Company’s annual report on Form 10-K.

Respectfully submitted,

Audit Committee

Tony Housh

Markus Sieger

Jan Laskowski

COMPENSATION COMMITTEE REPORT

The compensation committee has reviewed and discussed with management the Compensation Discussion and Analysis included in this proxy statement. Based on this review and discussion, the compensation committee recommended to the Board that the Compensation Discussion and Analysis be included in the Company’s proxy statement for its 2007 Annual Meeting of Stockholders.

Respectfully submitted,

Compensation Committee

Jan Laskowski

Tony Housh

David Bailey

ADDITIONAL INFORMATION

Director Compensation in 2006

The following table sets forth information regarding the compensation of the directors of the Company for the year ended December 31, 2006.

Name	Fees Earned or Paid in Cash	Option Awards ($)		Total ($)
Jan Laskowski	$11,000	$86,248	(1)(7)	$97,248
Tony Housh	$11,000	$73,927	(2)(8)	$84,927
Scott Fine	$7,000	$22,178	(3)(9)	$29,178
David Bailey	$7,000	$29,571	(4)(10)	$36,571
Robert Koch	$7,000	$22,178	(5)(11)	$29,178
Markus Sieger	$7,000	$41,892	(6)(12)	$48,892

(1)	At December 31, 2006, Mr. Laskowski had 89,999 options outstanding.
(2)	At December 31, 2006, Mr. Housh had 85,124 options outstanding.
(3)	At December 31, 2006, Mr. Fine had 15,186 options outstanding.
(4)	At December 31, 2006, Mr. Bailey had 38,249 options outstanding.
(5)	At December 31, 2006, Mr. Koch had 26,998 options outstanding.
(6)	At December 31, 2006, Mr. Sieger had 21,374 options outstanding.
(7)	The grant date fair value of this option, calculated in accordance with FAS 123(r) was $147,853. A discussion of the assumptions used in calculating this value may be found in Note 10 to our 2006 audited financial statements.
(8)	The grant date fair value of this option, calculated in accordance with FAS 123(r) was $126,731. A discussion of the assumptions used in calculating this value may be found in Note 10 to our 2006 audited financial statements.
(9)	The grant date fair value of this option, calculated in accordance with FAS 123(r) was $38,019. A discussion of the assumptions used in calculating this value may be found in Note 10 to our 2006 audited financial statements.
(10)	The grant date fair value of this option, calculated in accordance with FAS 123(r) was $50,693. A discussion of the assumptions used in calculating this value may be found in Note 10 to our 2006 audited financial statements.
(11)	The grant date fair value of this option, calculated in accordance with FAS 123(r) was $38,019. A discussion of the assumptions used in calculating this value may be found in Note 10 to our 2006 audited financial statements.
(12)	The grant date fair value of this option, calculated in accordance with FAS 123(r) was $71,814. A discussion of the assumptions used in calculating this value may be found in Note 10 to our 2006 audited financial statements.

Director Compensation

On September 28, 2006, the board of directors of the Company approved an increase in the annual fee for serving as a member of the board of directors from $6,000 per year to $10,000 per year, effective October 1, 2006. At that time, the annual grants of options to directors were unchanged.

On January 18, 2007, the board of directors of the Company approved effective January 1, 2007, revisions to the annual option grants and fees granted for serving as a member of the board of directors. The revisions from the terms that were in effect at the end of 2006 are as follows: The base director’s fee payable to members of the board of directors has been raised from $10,000 per year to $30,000 per year. The additional fee payable to the chairmen of the audit and compensation committees of the board of directors has been raised from $4,000 per year to $10,000 per year. The additional fee payable to the chairman of the board of directors has been increased from $12,000 per year to $20,000 per year.

The initial grant of options to purchase shares of the Company’s common stock to newly-elected members of the board of directors has been reduced from 11,812 shares to 5,000 shares. The base annual option grants to members of the board of directors of the Company have been reduced from 5,062 shares per year to 5,000 shares per year. The additional annual option grant to the chairman of the audit committee of the board of directors has been reduced from 10,125 shares per year to 3,500 shares per year. The additional annual option grant to the chairman of the compensation committee of the board of directors has been reduced from 10,125 shares per year to 2,500 shares per year. The additional annual option grant to the chairman of the board of directors has been reduced from 15,187 shares per year to 7,500 shares per year. The additional annual option grants to members of the compensation committee of the board of directors have been reduced from 1,687 shares per year to 1,000 shares per year. The additional annual option grants to members of the audit committee of the board of directors have been reduced from 4,500 shares per year to 3,000 shares per year. The options granted annually to directors vest fully in two years, and have a ten year term.

Each director is entitled to receive an annual fee of $30,000 for serving as a member of the board of directors. The chairmen of the audit committee and the compensation committee are each entitled to receive an additional annual fee of $10,000. The chairman of the nominating committee is not entitled to receive any additional fee. In addition to the director fee, the Chairman of the board of directors is entitled to receive an annual fee of $20,000. The Company reimburses directors for out-of-pocket travel expenses relating to their service on the board of directors.

Director Nomination Process

On November 21, 2005, the board or directors re-designated the nominating and corporate governance committee as the nominating committee. The nominating committee currently consists of Messrs. Bailey, Housh and Koch, each of whom is independent as defined in Rule 4200(a)(15) of the listing standards of the NASD. Although the nominating committee has not established specific minimum requirements for director nominee candidates, in assessing qualifications, it will consider various criteria, including (1) such candidate’s independence (consistent with the NASD’s listing standards), (2) whether such candidate is a director, consultant or employee of any competitor of the Company, (3) such candidate’s other obligations and time commitments and location and how such factors may impact on his or her ability to attend meetings of the board in person and (4) any other NASD or SEC requirements, such as financial literacy or financial expertise with respect to audit committee members.

The nominating committee has two primary methods for identifying candidates beyond those proposed by the Company’s stockholders. On a periodic basis, the nominating committee solicits ideas for possible candidates from a number of sources, including members of the board of directors, senior-level management, individuals personally known to the members of the board and research, including publications, database and Internet searches. In addition, the nominating committee may, from time to time, use its authority under its charter to retain a search firm to identify candidates. To date, the nominating committee has not engaged third parties to identify or evaluate or assist in identifying potential director nominees.

To date, except as discussed below, the Company has not received any recommendations from stockholders that were not subsequently voluntarily withdrawn by such stockholder requesting the board or any of its committees to consider a nominee for inclusion among the board’s slate of nominees. Accordingly, the nominating committee has not adopted, and the board of directors is of the view that it need not, adopt a formal policy by which the Company’s stockholders may recommend director nominees. However, the nominating committee will consider nominees recommended by stockholders if such recommendations are made in compliance with the Company’s bylaws and applicable SEC rules and regulations. The Company’s bylaws provide that a stockholder must provide written notice delivered to the Company’s secretary at the Company’s principal executive office not later than the date that corresponds to 120 days prior to the date the Company’s proxy statement was released to stockholders in connection with the previous year’s annual meeting of stockholders. In addition, such stockholder notice must include (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director, (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of the Company’s common stock owned by such person, (iv) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the stockholder and (v) any other information relating to such person that is required to be included in the proxy statement (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (b) as to the stockholder giving the notice (i) the name and address of such stockholder, as it appears on the Company’s books, and (ii) the class and number of shares of the Company’s stock which are beneficially owned by such stockholder. The stockholder notice must also comply with all applicable SEC rules and regulations.

The Company anticipates that nominees recommended by stockholders will be evaluated in the same manner as nominees recommended by anyone else, although, the nominating committee may prefer nominees who are personally known to the existing directors and officers and whose reputations are highly regarded.

On August 17, 2005, the Company acquired 100% of the outstanding capital stock of Botapol Holding B.V., the parent company of Bols Sp. z o.o. and Hillcroft Limited Sp. z o.o., under the terms of the purchase agreement by and among the Company, Takirra Investment Corporation N.V., Rémy Cointreau S.A. and Botapol Management B.V. In connection with the Bols acquisition, the Company granted each of Botapol Holding B.V. and Takirra Investment Corporation N.V. the right to designate one member to its board of directors for as long as each of them owns at least 50% of the original number of shares of common stock issued to them in connection with the acquisition. On August 17, 2005, Ms. Dominique Hériard Dubreuil and Mr. Markus Sieger were appointed to the Company’s board of directors in accordance with this agreement. Ms. Dominique Hériard Dubreuil, the representative of Botapol Holding B.V., resigned from the board of directors on December 22, 2006, and Botapol Holding B.V. has not exercised its right to designate another person. Mr. Sieger remains the designee of Takirra Investment Corporation N.V. and the nominating committee has recommended to the board of directors that he be nominated for re-election to the board of directors.

All of the nominees for directors being voted upon at the annual meeting are directors standing for re-election.

Communications with the Board of Directors

Although the Company has not developed formal processes by which stockholders may communicate directly with directors, it believes that the informal process, in which any communication sent to the board either generally or in the care of the Chief Executive Officer, Secretary or another corporate officer is forwarded to all members of the board of directors, has served the board’s and the Company’s stockholders’ needs. There is no screening process, and all stockholder communications that are received by officers for the board’s attention are forwarded to the board. In the future, the board of directors may consider development of more specific procedures. Until any other procedures are developed and posted on the Company’s website, any communication to the board should be mailed to the board, in care of the Company’s Secretary, at the Company’s corporate headquarters at Two Bala Plaza, Suite 300, Bala Cynwyd, Pennsylvania 19004. The mailing envelope must contain a clear notation indicating that the enclosed letter is a “Stockholder—Board Communication” or “Stockholder—Director Communication.” All such letters must identify the author as a stockholder and clearly state whether the intended recipients are all members of the board or just certain specified individual directors. The Secretary will make copies of all such letters and circulate them to the appropriate director or directors, unless the communication is unduly hostile, threatening, illegal or similarly inappropriate, in which case the Secretary has the authority to discard the communication.

Code of Conduct

The Company has adopted a Code of Conduct that applies to the Company’s employees, officers (including the Company’s principal executive officer, principal financial officer and principal accounting officer or persons performing similar functions) and directors. The Company’s Code of Conduct is available in the ‘Investor Relations’ section of the Company’s website at http://www.cedc.com.pl, under the heading ‘Corporate Governance.’ Any changes or waivers to the Code of Conduct for the Company’s principal executive officer, principal financial officer or principal accounting officer or persons performing similar functions will be disclosed on the Company’s website.

Executive Officers

The names, ages, current positions held and date from which the current position was held of all executive officers of the Company are set forth below.

Name	Age	Position(s)	Position Since
William V. Carey	42	Chairman, President and Chief Executive Officer	1997

Evangelos Evangelou	39	Vice President and Chief Operating Officer	1998

James Archbold	46	Vice President and Director of Investor Relations	2002

Christopher Biedermann	39	Vice President and Chief Financial Officer	2005

Richard Roberts	58	Vice President and Export Director	2005

The following sets forth the business experience, principal occupations and employment of each of the executive officers who do not serve on the board of directors.

Evangelos Evangelou joined the Company in September 1998 as Vice President and Chief Operating Officer. From October 1993 until July 1998, Mr. Evangelou was Assistant Manager and General Manager of Louis Poland Sp. zo.o., where he was responsible for the operations of all food and beverage outlets within Warsaw International Airport. Prior to coming to Poland, Mr. Evangelou was in food and beverage management in the United Kingdom and Cyprus. Mr. Evangelou is a university graduate of New York Institute of Technology, N.Y.

James Archbold joined the Company in January 2002 as Vice President, Corporate Secretary and Director of Investor Relations. From August 1996 through January 1998, he held the position of National Sales Director for Domestic Brands for Carey Agri, a subsidiary of the Company. Prior to joining the Company, he worked in Poland for AIG/Lincoln, a real estate development company, as Director of Marketing and Leasing. Prior to coming to Poland in 1995, he worked in the retail brokerage industry in New York for five years. Mr. Archbold holds an M.A. degree from Columbia University.

Christopher Biedermann joined the Company in January 2005 as Chief Financial Officer. From February 2003 through December 2004, Mr. Biedermann held the position of country finance manager with General Electric Consumer & Industrial, Poland, where he managed the finance function for three production plants in Poland, including manufacturing finance and controllers group. From May 1998 to January 2003, Mr. Biedermann held a number of positions with Coca—Cola Hellenic Bottling Company (HBC) S.A. From March 2001 to January 2003, he held the position of country chief financial officer and operations manager with Coca—Cola HBC S.A., Slovenia. From November 2000 to March 2001, he worked with Coca—Cola HBC, London, UK where he worked as part of a team to develop business overview and financials for long-term credit rating applications and road show presentations for certain securities issuances. In 2000, he held the position of commercial finance manager for Coca—Cola HBC, Poland. Mr. Biedermann has an M.B.A. from the University of Texas.

Richard Roberts joined the Company as Vice President and Export Director in October 2005, having been a Director of the Board since 2002. Mr. Roberts has over 30 years experience in the alcoholic beverages field. From 1992 to January 2002, he was Vice President International for the Sutter Home Winery, responsible for all markets outside the United States. Prior to that, he held a variety of senior management positions at Seagram International, including marketing and sales, as well as several general management positions of Seagram production and distribution companies outside the United States. Mr. Roberts has an M.B.A. from the American Graduate School of International Management.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Compensation Committee. The Compensation Committee of the board of directors (the “Committee”) assists the board of directors of the Company in discharging its responsibilities relating to compensation of the Company’s executive officers and supervision of the Company’s stock option plans. The Committee reports to the board of directors and is responsible for:

•	developing guidelines for, and reviewing the compensation and performance of, the Company’s executive officers;

•	evaluating the executive officers’ performance in light of these goals and objectives; and

•	making recommendations to the board of directors regarding the management contracts of executive officers when they are proposed or renewed.

The Committee also is responsible for approving the compensation of the Chief Executive Officer.

Compensation Philosophy and Objectives. The Company seeks to pay its executive officers total compensation that is competitive with other companies of comparable size and complexity. Generally, the types of compensation and benefits provided to the Chief Executive Officer and other executive officers are comparable to those provided to other executive officers of small cap and mid-cap, publicly traded and similarly sized companies in the industry in which the Company operates.

The compensation policies of the Company are designed to:

•	attract, motivate and retain experienced and qualified executives,

•	increase the overall performance of the Company,

•	increase stockholder value, and

•	incentivize the executive officers to achieve the highest level of Company financial performance.

While the Company seeks to maintain competitive compensation arrangements for its executives, it also strongly believes that the competitiveness of the compensation packages should be based on the total compensation achievable by the executive officers and that a substantial portion of that compensation should be linked to the performance of the Company. Accordingly, the executive compensation packages provided to the Chief Executive Officer and the other executive officers are structured to include, in addition to base salary and relatively modest fringe benefits, cash options. A substantial portion of the compensation packages for executive officers is in the form of stock options, which are intended to incentivize executive officers to achieve long-term growth in the price of the Company’s and annual cash bonus opportunities, which are intended to reward executive officers for meeting annual financial performance goals. Overall compensation levels are set such that, for executive officers to achieve a competitive compensation level, there must be both growth in the market price of the Company’s common stock and, for executives other than Mr. Roberts, growth in the Company’s earnings and revenues at rates that equal or exceed the recent growth rate of the Company’s earnings and revenues. Mr. Roberts annual incentive opportunity is intended to achieve a similar result for him, if he achieves the aggressive export goals identified in his contract.

The Committee believes that executive officer compensation should seek to align the interests of executives with those of the Company’s stockholders, by seeking to reward long-term growth in the value of the Company’s common stock and to reward the achievement of annual financial goals by the Company. The incentive components of compensation, stock options and annual cash bonuses, for executive officers are linked solely to corporate financial performance and not individual goals, other than in the case of the annual cash incentive for Mr. Roberts. This is intended to keep the executive team focused on the core goal of overall corporate performance. Mr. Roberts, who is responsible for initiating and growing the Company’s export business, has been granted an individual cash incentive program which is linked to the growth of the export business.

When setting or recommending compensation levels, the Committee considers the overall performance of the Company, the individual performance each of the executive officers, and their individual contributions to and ability to influence the Company’s performance, and also seeks to encourage teamwork amongst the executives. The Committee believes that the level of base salaries plus bonuses and stock options, and fringe and other benefits, of executives should generally be managed to compete with other public and private companies of comparable size and complexity. The Committee bases its determinations on a variety of factors, including the personal knowledge of market conditions that each member of the Committee has gained in his own experience managing businesses in Poland and Central Europe, salary surveys available to the Company, the knowledge of the Chief Executive Officer and other executives as to local market conditions, and information learned regarding the compensation levels at companies acquired by the Company. The Committee periodically evaluates the types and levels of compensation paid by the Company to ensure that it is able to attract and retain qualified executive officers and that their compensation remains comparable to compensation paid to similarly situated executives in comparable companies.

The following describes in more specific terms the elements of compensation that implement the compensation philosophy and objectives described above, with specific reference to compensation earned by the named executive officers for 2006.

Base Salaries. Base salaries of executive officers are determined at the time a person initially becomes an executive officer by evaluating the responsibilities of the position, the experience and knowledge of the individual and the competitive marketplace at that time for executive talent, including a comparison to base salaries for comparable positions (considered in the context of the total compensation paid by such companies). Salaries are reviewed from time to time thereafter, generally in connection with the expiration of employment agreements or when other considerations warrant such consideration in the discretion of the Committee and board of directors, considering the foregoing factors as well as the executive’s performance and the other factors considered in setting total compensation described above. The Company has historically maintained a policy of setting base salary at the lower end of market levels in preference to emphasizing the incentives provided by the executive bonus and stock option programs. Our executive officers working in Poland also serve on the boards of certain of our subsidiaries, for which local law requires that they be paid a modest stipend.

When salary adjustments are considered, they are made in the context of the total compensation for executive officers, consistent with the core principles discussed earlier in this Compensation Discussion and Analysis. In each case, the participants involved in recommending and approving salary adjustments, consider the performance of each executive officer, including consideration of new responsibilities and the previous year’s corporate performance. Individual performance evaluations take into account such factors as achievement of specific goals that are driven by the Company’s strategic plan and attainment of specific individual objectives. The factors impacting base salary levels are not assigned specific weights but are considered as a totality, against the backdrop of the Company’s overall compensation philosophy, and salary adjustments are determined in the discretion of the Committee and the board of directors. Salaries paid in 2006 were set in prior years; no salary adjustments were made in 2006.

Bonuses. The Company has historically paid annual bonuses to its executive officers based on corporate performance, as measured by reference to factors which the Committee believes reflect objective performance criteria over which management generally has the ability to exert some degree of control. This policy was formalized in 2001 with the adoption of the Company’s executive bonus plan. The Company establishes a cash bonus pool for each year and the interest in such pool, if earned, for each of the executive officers (other than Mr. Roberts). The proportionate interest in the cash bonus pool for each such officer is based upon, among other things, the Committee and board of director’s assessment of each officer’s level of responsibility within the Company, expertise and ability to influence improvements in the Company’s financial results, and tenure. The factors impacting the determination of an officer’s proportionate interest in the cash bonus pool are not assigned specific weights but are considered as a totality, against the backdrop of the Company’s overall compensation philosophy, in the discretion of the Committee and the board of directors.

Under the Company’s executive bonus plan for 2006, the size of the bonus earned related to the amount of the Company’s earnings before net interest expense, net income tax, net other financial expense (income), minority interest, depreciation and amortization (“adjusted EBITDA”) measured against a target adopted by the board. The adjusted EBITDA target is set by the board of directors, based on the recommendation of the Committee, based on an analysis of financial projections at the outset of each fiscal year. For purposes of the executive bonus plan, the Company believes that a measure which excludes the items indicated is an appropriate measure of executive performance, as it focuses on the performance of the core operations of the company, before items as to which the performance of the executives may have less influence. For 2006, the adjusted EBITDA target amount was $97.6 million.

For 2006, the Company’s adjusted EBITDA was $101.4 million, which exceeded the target amount set for 2006 in the beginning of the year.1 The Committee and the board of directors determined in January 2007 to adjust certain aspects of the plan for 2006, increasing the size of the bonus pool for 2006 from $500,000 to $600,000 and adjusting the payouts for each of Messrs. Carey, Evangelou, Biedermann and Archbold under the executive bonus plan. The Committee also determined to remove the cap on Mr. Carey’s bonus contained in his employment agreement, for 2006 and subsequent years. The reasons for changing the plan in 2006 are the same as those discussed below, in respect of the revisions made to the plan for future years.

Pursuant to the executive bonus plan, in 2006, the Committee and the board of directors determined that:

•	Mr. Carey, the Chief Executive Officer, earned a bonus of $282,000,

•	Mr. Evangelou, the Chief Operating Officer, earned a bonus of $150,000,

•	Mr. Biedermann, the Chief Financial Officer, earned a bonus of $108,000, and

•	Mr. Archbold, the Director of Investor Relations, earned a bonus of $60,000.

Mr. Roberts, the Company’s export director does not participate in the executive bonus plan. Instead, under his employment agreement, Mr. Roberts is entitled to annual cash bonuses based on the number of cases exported from the Company’s Polmos Bialystok and Bols Poland subsidiaries (other than Bols vodka and Royal vodka), ranging from no bonus if the cases shipped are less than 270,000 to a $100,000 bonus if the cases shipped exceed 700,000. Mr. Roberts earned no bonus for 2006. This separate incentive arrangement was established to incent Mr. Roberts to grow the Company’s export business, which is the specific part of the Company’s operations that Mr. Roberts is charged to establish and grow. The objectives for Mr. Roberts have been set aggressively, as has his bonus opportunity, reflecting the “start-up” nature of the Company’s export business. Mr. Roberts’ objectives have been set consistent with the Company’s objectives in its business plan. The Committee and board of directors believe that the combination of the executive bonus plan and Mr. Roberts’ individual bonus arrangements historically have properly motivated the individuals who are most capable of affecting Company performance.

[1]	For 2006, adjusted EBITDA was calculated as follows:

2006 (in thousands)
Net income	$55,450
Income tax	13,986
Net interest expense	31,750
Net financial expense / (income)	(17,212)
Minority interest	8,739
Depreciation and amortization	8,727

Adjusted EBITDA	$101,440

The Company’s executive bonus plan has been changed for 2007. In January 2007, at the same time the 2006 bonus amounts were finalized, the board of directors determined, upon the recommendation of the Committee, to change the plan. The plan was updated and regularized to reflect the evolution of the Company in recent years, from a purely distribution business focused on Poland to one engaged in distribution and production with an international outlook, the growth in the size and complexity of its operations, and the increased responsibility of the executive officers. The board of directors established larger base aggregate cash bonus pool amounts, the methodology for determining the actual amount of the cash bonus pool that will be earned in a given year, the executive officers that will participate in the plan and the percentage interest each officer will have in the amount of the pool that is earned. For 2007, the aggregate amount of the cash bonus pool is $700,000 and for 2008 the aggregate amount of the cash bonus pool will be $825,000. The bonus plan participants are Messrs. Carey, Evangelou, Biedermann and Archbold, and any payouts from the bonus pool in a given year will be allocated 47% to Mr. Carey, 25% to Mr. Evangelou, 18% to Mr. Biedermann and 10% to Mr. Archbold.

For 2007 and 2008, if the Company’s adjusted EBITDA for a given fiscal year:

•	is less than 80% of the target adjusted EBITDA for the year set by the Committee (the “Target EBITDA”), no bonus will be earned under the plan,

•	is 80% or more, but less than 90%, of the Target EBITDA for the year, 50% of the base aggregate cash bonus for that year will be earned by participants in the Plan,

•	is 90% or more, but less than 100%, of the Target EBITDA for the year, 80% of the base aggregate cash bonus for that year will be earned by participants in the Plan,

•	is 100% or more, but less than 110%, of the Target EBITDA for the year, 100% of the base aggregate cash bonus for that year will be earned by participants in the Plan, and

•	is 110% or more of the Target EBITDA for the year, 110% of the base aggregate cash bonus for that year will be earned by participants in the Plan.

Target EBITDA is set by the board of directors, upon the recommendation of the Committee, based on the Company’s business plan to reflect continued growth of the Company’s business.

Stock Options. A third component of executive officers’ compensation is options to purchase shares of common stock issued pursuant to the Option Plan. The Committee or the full board of directors grants stock options to the Company’s executives in order to align their interests with the interests of the stockholders. The Company also structures option grants to comply with Rule 16b-3 under the Exchange Act. In 2006, option grants to the Company’s directors and executive officers were made by the full board of directors. Stock options are considered by the Company to be an effective long-term incentive because the executives’ gains are linked to increases in stock value, which in turn provides stockholder gains. Options are granted to executive officers upon their commencement of employment with the Company and annually thereafter, on the first day of the year. After the initial employment grants, the Company historically has granted options to executive officers on the same day each year and does not coordinate option grant timing with the release of material non-public information. The options generally are granted at an exercise price equal to the closing market price of the common stock on the day before the grant. The maximum option term is ten years. The full benefit of the options is realized only as a result of appreciation of the stock price in future periods, thus providing an incentive to create value for the Company’s stockholders through appreciation of stock price. Beginning in 2007, the Company has extended the vesting schedule for the options granted to executive officers, from one year to two years, which the Company believes makes the option grants a more effective retention incentive.

Stock option grants made to the executive officers in 2006 reflect the significant individual contributions they are expected to make to the Company’s operations and implementation of the Company’s development and growth programs, and the amounts of such grants were determined based on the same considerations discussed above in the context of setting salaries and annual bonuses. The amount of options granted is not tied to a formula or comparable company target ranges, but rather determined periodically in the discretion of the Committee and the board of directors consistent with the compensation philosophy described above.

Setting Executive Compensation. Base salaries and other compensation for the Chief Executive Officer and other executive officers are set by the board of directors following recommendation by the Committee and reflect a number of elements including recommendations by Mr. Carey as to the other executive officers based on evaluation of their performance and the other factors described above. The Committee works closely with Mr. Carey in establishing compensation levels for the other executive officers. Mr. Carey and the individual executive typically engage in discussions regarding the executive’s salary, and Mr. Carey reports on such discussions and makes his own recommendations to the Committee. The Committee will separately discuss with Mr. Carey any proposed adjustment to his own compensation. The Committee reports to the board of directors on all proposed changes in executive compensation, after it has formed a view on appropriate adjustments, and makes recommendations for consideration of the board for the Chief Executive Officer and the other executive officers. The board of directors considers such recommendations and, thereafter, sets the compensation level for Mr. Carey, subject to the approval of the Committee, and for the other executive officers. Salary levels and other aspects of compensation for executive officers historically have been set forth in employment agreements having terms of three years.

The Committee is charged with the responsibility for approving the compensation package for the Chief Executive Officer. The Chief Executive Officer is not present during voting or deliberation on his performance or compensation.

In recognition of the recent growth of the Company and its entrance into production and into new markets, a comprehensive review of the executive compensation program for the Chief Executive Officer and other executive officers was undertaken, beginning in the second half of 2006 and concluding early in 2007, to adjust all three principal elements of the compensation packages. The changes were intended to recognize the added complexity of managing the Company resulting from such growth, and to provide appropriate incentives to achieve the increased business goals set by the Company for its new markets. The Committee also considered the expense associated with stock options, and the impact of the volatility in the Company’s stock on that expense, and determined in 2007 to reduce the size of annual option grants to executive officers, and increase salary and cash bonus incentives.

The board of directors or the Committee can exercise the right to modify any recommended adjustments or awards to the executive officers which, as discussed above, was done in 2006 in respect of the executive bonus plan.

Employment Agreements. Each of the executive officers of the Company is party to an employment agreement setting forth, among other things, his base salary, the number of options he is entitled to be granted annually, and his percentage participation in the annual payouts of the aggregate cash bonus pool under the executive bonus plan, all such amounts having been determined as described in this Compensation Discussion and Analysis. The Company currently enters into employment agreements with its executive officers because it generally believes that, in respect of key executive officers, there is a significant value in its competitive markets to setting out compensation and fringe benefit expectations in a writing, maintaining appropriate non-competition, non-solicitation of employees and confidentiality agreements with key executives, and agreeing post-termination payments and other obligations. These employment agreements, which also set out the revised salaries and option entitlements in future years, are described in more detail under the caption “Employment Agreements.”

Taxation and Accounting Matters.

The Committee considers the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code, which provides that the Company may not deduct compensation of more than $1,000,000 that is paid to certain individuals. Generally, the Company expects that compensation paid to its executive officers will be fully deductible for federal income tax purposes. However, in certain situations, the Company may approve compensation that will not meet these requirements in order to ensure competitive levels of total compensation for its executive officers.

Beginning on January 1, 2006, the Company began accounting for stock-based payments including its Stock Option Program, Long-Term Stock Grant Program, Restricted Stock Program and Stock Award Program in accordance with the requirements of FASB Statement 123(R). As discussed earlier in this Compensation Discussion and Analysis, the adoption of FASB Statement 123(R) led the Committee and board of directors to reconsider the balance of the various components of the compensation package for its executive officers, and to emphasize cash components of compensation in future periods to a greater extent than in past years, with an offsetting reduction in the amount of options granted.

The following table summarizes the total compensation awarded to or earned by its Chief Executive Officer, Chief Financial Officer and its three other most highly compensated executive officers whose compensation exceeded $100,000 for the year ended December 31, 2006 (the “named executive officers”).

Summary Compensation Table

		SUMMARY COMPENSATION TABLE FOR 2006
Name and Principal Position	Year	Salary		Bonus	Option Awards(1)		All Other Compensation		Total
William V. Carey Chairman, President and Chief Executive Officer	2006	$305,500	(2)(5)	$282,000	$578,762	(2)	$143,300	(3)	$1,309,562

Evangelos Evangelou Vice President and Chief Operating Officer	2006	$182,812	(5)	$150,000	$285,863		$31,612	(4)	$650,287

Christopher Biedermann Vice President and Chief Financial Officer	2006	$137,606	(5)	$108,000	$217,800				$463,406

James Archbold Vice President and Director of Investor Relations	2006	$110,000		$60,000	$204,188				$374,188

Richard Roberts Vice President and Export Director	2006	$104,166		—	$37,625				$141,791

(1)	As of January 1, 2006, the Company adopted SFAS No. 123(R) “Share-Based Payment” requiring the recognition of compensation expense in the Condensed Consolidated Statements of Income related to the fair value of its employee share-based options. SFAS No. 123(R) revises SFAS No. 123 “Accounting for Stock-Based Compensation” and supersedes APB Opinion No. 25 “Accounting for Stock Issued to Employees”. SFAS No. 123(R) is supplemented by SEC Staff Accounting Bulletin (“SAB”) No. 107 “Share-Based Payment”. SAB No. 107 expresses the SEC staff’s views regarding the interaction between SFAS No. 123(R) and certain SEC rules and regulations including the valuation of share-based payments arrangements. Amounts reflect the dollar amount of compensation cost relating to option awards recognized for financial statement reporting purposes in accordance with SFAS No. 123R. A discussion of the assumptions used in calculating these values may be found in Note 10 to our 2006 audited financial statements.
(2)	Includes $19,000 in fees paid and $88,712 in stock options granted to Mr. Carey for serving as the chairman of the board of directors in 2006.

(3)	Represents expenses paid to or for Mr. Carey for perquisites and other miscellaneous costs, including $36,000 for housing, $45,000 for housing-related expenses, the use of a company car (lease payments of $27,300 per year, made by the company) and payments for school fees for his child, travel and home leave, and club memberships.
(4)	Represents $31,612 paid in Polish taxes on Mr. Evangelou’s behalf.
(5)	Includes $39,468, $17,606 and $52,812 in fees paid to Messrs. Carey, Biedermann and Evangelou, respectively, for serving on the management boards of certain of our subsidiaries.

Grants of Plan-Based Awards During 2006

The following table sets forth information regarding all grants of plan-based awards made to our named executive officers during the fiscal year ended December 31, 2006:

Name	Grant Date	All Other Option Awards: Number of Shares Underlying Options	Exercise or Base Price of Options Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards
William V. Carey	1/1/2006	67,500	$26.76	$409,050
	5/1/2006	20,250	$27.37	$152,078

Christopher Biedermann	1/1/2006	30,000	$26.76	$217,800

Evangelos Evangelou	1/1/2006	39,375	$26.76	$285,863

James Archbold	1/1/2006	28,125	$26.76	$204,188

Richard Roberts	8/10/2006	18,750	$21.94	$112,875

Employment Agreements

William V. Carey serves as the President and Chief Executive Officer of the Company and Carey Agri. Mr. Carey’s employment contract with the Company, which commenced on August 1, 2004, and was last amended on January 24, 2007, will expire on December 31, 2009. Pursuant to the terms of his contract, he was paid an annual base salary at the rate of $286,500 per year for 2006 and received grants of options to purchase 67,500 shares of common stock on each of January 1, 2006 and January 1, 2007. Pursuant to the January 2007 amendment, he will receive an annual base salary of $411,468 for 2007 and a grant of options to purchase 50,000 shares of common stock on January 1, 2008; an annual base salary of $486,468 for 2008 and a grant of options to purchase 50,000 shares of common stock on January 1, 2009; and an annual base salary of $536,468 for 2009. Beginning in 2007, the vesting period of Mr. Carey’s stock option grants was increased from one year to two years after the grant date. The exercise price for each such grant is the closing price of a share of the Company’s common stock on the trading day immediately preceding the grant date. Mr. Carey is entitled to receive 47% of the aggregate cash bonus pool payable to all participants under the Company’s executive bonus plan for each of 2007, 2008 and 2009. The executive bonus plan is described in detail under “Compensation Discussion and Analysis” above. In addition, Mr. Carey is entitled to up to $116,000 annually as special benefits to help cover the cost of housing, school fees for his child, home leave and club memberships. Mr. Carey participates in benefit plans and fringe benefits available to all other senior executives of the Company. In 2006, as part of his participation in the benefit plans and fringe benefits available to the Company’s senior executives, Mr. Carey received health insurance coverage, a company mobile phone and a company car (the value of which cannot exceed $80,000) from Carey Agri. The health insurance coverage payments by Carey Agri were $2,250 in 2006.

Mr. Carey may terminate his employment agreement for “good reason”, which includes the Company’s failure to perform or observe any of the material terms or provisions of the employment agreement which continues for 30 days after written notice or a material reduction in the scope of Mr. Carey’s responsibilities and duties. The Company may terminate the agreement if Mr. Carey becomes incapacitated for more than six months. In addition, the Company may terminate the agreement for “cause”, which includes Mr. Carey’s willful refusal to follow written orders of the board of directors, willful engagement in conduct materially injurious to the Company, dishonesty of a material nature that relates to the performance of his duties under the agreement, conviction of a felony involving moral turpitude or continued failure to perform his required duties (except due to his incapacity) to the satisfaction of the board of directors. If the Company terminates the agreement for cause or Mr. Carey terminates it other than for good reason, the Company must pay Mr. Carey his full base salary through the date of termination and all other unpaid amounts, if any, to which he is entitled as of the date of termination in connection with any fringe benefits or under any incentive compensation plan or program. If the Company terminates the employment agreement other than for cause, disability or death, or if Mr. Carey terminates it for good reason, the Company must pay Mr. Carey his full base salary through the date of termination and all other unpaid amounts, if any, to which he is entitled as of the date of termination in connection with any fringe benefits or under any incentive compensation plan or program. In addition, the Company must pay him within five business days of termination a lump sum amount equal to the base salary, bonuses and incentive compensation, as well as any other benefits that would have otherwise been paid to him during the remaining term of the agreement at such time as they would otherwise be payable. For these purposes, he will be considered to be entitled to an annual cash bonus equal to the average of the bonuses he earned during the two years immediately preceding the termination. If Mr. Carey’s employment is terminated, he will not be required to mitigate amounts payable to him under the terms of the Agreement by seeking other employment. However, if Mr. Carey obtains subsequent employment, any amount earned by him will be offset against the Company’s remaining payment obligations. Likewise, if pursuant to such subsequent employment Mr. Carey becomes eligible to participate in fringe benefits substantially similar to those provided for in the Agreement, the Company’s obligation, if any, to continue to provide Mr. Carey with such fringe benefits will cease. If Mr. Carey’s contract is terminated before August 1, 2007, the Company must pay him one year salary in full and provide him with certain benefits for a period of six months. Payments to Mr. Carey may be limited in certain circumstances if they constitute “parachute payments” within the meaning of Section 280G(b)(2) of the Internal Revenue Code.

Pursuant to the agreement, Mr. Carey has agreed that during the term of employment and for a period of one year thereafter, he will not compete with the Company or solicit its employees. The ownership by Mr. Carey of less than five percent of the outstanding stock of any corporation listed on a national securities exchange conducting any competitive business will not be viewed as a violation of his non-competition agreement.

Evangelos Evangelou serves as the Chief Operating Officer of both the Company and Carey Agri. Mr. Evangelou’s employment contract with the Company, which commenced on September 16, 2004, and was last amended on January 24, 2007, will expire on December 31, 2009. Pursuant to the terms of his contract, he was paid an annual base salary at the rate of $214,425 per year for 2006 and received grants of options to purchase 39,375 shares of common stock on each of January 1, 2006 and January 1, 2007. Pursuant to the January 2007 amendment, he will receive an annual base salary of $284,424 for 2007 and a grant of options to purchase 30,000 shares of common stock on January 1, 2008; an annual base salary of $339,424 for 2008 and a grant of options to purchase 30,000 shares of common stock on January 1, 2009; and an annual base salary of $379,424 for 2009. Beginning in 2007, the vesting period of Mr. Evangelou’s stock option grants was increased from one year to two years after the grant date. The exercise price for each such grant is the closing price of a share of the Company’s common stock on the trading day immediately preceding the grant date. Mr. Evangelou is entitled to receive 25% of the aggregate cash bonus pool payable to all participants in the Company’s executive bonus plan. Mr. Evangelou participates in benefit plans and fringe benefits available to all other senior executives of the Company. In 2006, as part of his participation in the benefit plans and fringe benefits available to the Company’s senior executives, Mr. Evangelou received health insurance coverage, a company mobile phone and a company car from Carey Agri. The health insurance coverage payments by Carey Agri were $2,250 in 2006.

Mr. Evangelou may terminate his employment agreement for good reason, which includes the Company’s failure to perform or observe any of the material terms or provisions of the employment agreement which continues for 30 days after written notice or a material reduction in the scope of Mr. Evangelou’s responsibilities and duties. The Company may terminate the agreement if Mr. Evangelou becomes incapacitated for more than six months. In addition, the Company may terminate the agreement for cause, which includes Mr. Evangelou’s willful refusal to follow written orders of the board of directors, willful engagement in conduct materially injurious to the Company, dishonesty of a material nature that relates to the performance of his duties under the agreement, conviction of a felony involving moral turpitude or continued failure to perform his required duties (except due to his incapacity) to the satisfaction of the board of directors that continues for 45 days after written notice. If the Company terminates the agreement for cause or Mr. Evangelou terminates it other than for good reason, the Company must pay Mr. Evangelou his full base salary through the date of termination and all other unpaid amounts, if any, to which he is entitled as of the date of termination in connection with any fringe benefits or under any incentive compensation plan or program. If the Company terminates the employment agreement other than for cause, disability or death, or if Mr. Evangelou terminates it for good reason, the Company must pay Mr. Evangelou his full base salary through the date of termination and all other unpaid amounts, if any, to which he is entitled as of the date of termination in connection with any fringe benefits or under any incentive compensation plan or program. In addition, the Company must pay him within five business days of termination a lump sum amount equal to the base salary, bonuses and incentive compensation, as well as any other benefits that would have otherwise been paid to him during the remaining term of the agreement at such time as they would otherwise be payable. For these purposes, he will be considered to be entitled to an annual cash bonus equal to the average of the bonuses he earned during the two years immediately preceding the termination. If Mr. Evangelou’s contract is terminated by either party before September 16, 2007, other than by the Company for certain types of cause (specifically, willful engagement in conduct materially injurious to the Company, dishonesty of a material nature or conviction of a felony involving moral turpitude), the Company must pay him six months salary in full. If Mr. Evangelou’s employment is terminated, he will not be required to mitigate amounts payable to him under the terms of the Agreement by seeking other employment. However, if Mr. Evangelou obtains subsequent employment, any amount earned by him will be offset against the Company’s remaining payment obligations. Likewise, if pursuant to such subsequent employment Mr. Evangelou becomes eligible to participate in fringe benefits substantially similar to those provided for in the Agreement, the Company’s obligation, if any, to continue to provide Mr. Evangelou with such fringe benefits will cease. Mr. Evangelou’s employment agreement can be terminated by either party on six months notice.

Pursuant to the agreement, Mr. Evangelou has agreed that during the term of employment and for a period of six months thereafter, he will not compete with the Company or solicit its employees. The ownership by Mr. Evangelou of less than five percent of the outstanding stock of any corporation listed on a national securities exchange conducting any competitive business will not be viewed as a violation of his non-competition agreement.

James Archbold serves as the Company’s Vice President, Secretary and Director of Investor Relations. Mr. Archbold’s employment contract with the Company, which commenced on October 1, 2004, and was last amended on January 24, 2007, will expire on December 31, 2009. Pursuant to the terms of his contract, he was paid an annual base salary at the rate of $110,000 per year for 2006 and received grants of options to purchase 28,125 shares of common stock on each of January 1, 2006 and January 1, 2007. Pursuant to the January 2007 amendment, he will receive an annual base salary of $170,000 for 2007 and a grant of options to purchase 22,125 shares of common stock on January 1, 2008; an annual base salary of $210,000 for 2008 and a grant of options to purchase 22,125 shares of common stock on January 1, 2009; and an annual base salary of $230,000 for 2009. Beginning in 2007, the vesting period of Mr. Archbold’s stock option grants was increased from one year to two years after the grant date. The exercise price for each such grant is the closing price of a share of the Company’s common stock on the trading day immediately preceding the grant date. Mr. Archbold is entitled to receive 10% of the aggregate cash bonus pool payable to all participants in the Company’s executive bonus plan. Mr. Archbold participates in benefit plans and fringe benefits available to all other senior executives of the Company. In 2006, as part of his participation in the benefit plans and fringe benefits available to the Company’s senior executives, Mr. Archbold received health insurance coverage, a company mobile phone and a company car from the Company. The health insurance coverage payments by the Company were $10,512 in 2006. Mr. Archbold’s employment agreement can be terminated by either party on six months’ notice.

Christopher Biedermann serves as the Chief Financial Officer of both the Company and Carey Agri. Mr. Biedermann’s employment contract with the Company, which commenced on January 17, 2005, and was last amended on January 24, 2007, will expire on December 31, 2009. Pursuant to the terms of his contract, he was paid an annual base salary at the rate of $137,600 per year for 2006 and received grants of options to purchase 30,000 shares of common stock on each of January 1, 2006 and January 1, 2007. Pursuant to the January 2007 amendment, he will receive an annual base salary of $212,606 for 2007 and a grant of options to purchase 25,000 shares of common stock on January 1, 2008; an annual base salary of $262,606 for 2008 and a grant of options to purchase 25,000 shares of common stock on January 1, 2009; and an annual base salary of $302,606 for 2009. Beginning in 2007, the vesting period of Mr. Biedermann’s stock option grants was increased from one year to two years after the grant date. The exercise price for each such grant is the closing price of a share of the Company’s common stock on the trading day immediately preceding the grant date. Mr. Biedermann is entitled to receive 18% of the aggregate cash bonus pool payable to all participants in the Company’s executive bonus plan. Mr. Biedermann participates in benefit plans and fringe benefits available to all other senior executives of the Company. In 2006, as part of his participation in the benefit plans and fringe benefits available to the Company’s senior executives, Mr. Biedermann received health insurance coverage, a company mobile phone and a company car. The health insurance coverage payments by Carey Agri were $2,250 in 2006.

Mr. Biedermann may terminate his employment agreement for good reason, which includes the Company’s failure to perform or observe any of the material terms or provisions of the employment agreement which continues for 30 days after written notice or a material reduction in the scope of Mr. Biedermann’s responsibilities and duties. The Company may terminate the agreement if Mr. Biedermann becomes incapacitated for more than six months. In addition, the Company may terminate the agreement for cause, which includes Mr. Biedermann’s willful refusal to follow written orders of the board of directors, willful engagement in conduct materially injurious to the Company, dishonesty of a material nature that relates to the performance of his duties under this agreement, conviction of a felony involving moral turpitude or continued failure to perform his required duties (except due to his incapacity) to the satisfaction of the board of directors that continues for 45 days after written notice. If the Company terminates the agreement for cause or Mr. Biedermann terminates it other than for good reason, the Company must pay Mr. Biedermann his full base salary through the date of termination and all other unpaid amounts, if any, to which he is entitled as of the date of termination in connection with any fringe benefits or under any incentive compensation plan or program. If the Company terminates the employment agreement other than for cause, disability or death or if Mr. Biedermann terminates it for good reason, the Company must pay Mr. Biedermann his full base salary through the date of termination and all other unpaid amounts, if any, to which he is entitled as of the date of termination in connection with any fringe benefits or under any incentive compensation plan or program. In addition, the Company must pay him within five business days of termination a lump sum amount equal to the base salary, bonuses and incentive compensation, as well as any other benefits that would have otherwise been paid to him during the remaining term of the agreement at such time as they would otherwise be payable. For these purposes, he will be considered to be entitled to an annual cash bonus equal to the average of the bonuses he earned during the two years immediately preceding the termination. If Mr. Biedermann’s contract is terminated by either party before January 16, 2008, other than by the Company for certain types of cause (specifically, willful engagement in conduct materially injurious to the Company, dishonesty of a material nature or conviction of a felony involving moral turpitude), the Company must pay him six months salary in full. If Mr. Biedermann’s employment is terminated, he will not be required to mitigate amounts payable to him under the terms of the Agreement by seeking other employment. However, if Mr. Biedermann obtains subsequent employment, any amount earned by him will be offset against the Company’s remaining payment obligations. Likewise, if pursuant to such subsequent employment Mr. Biedermann becomes eligible to participate in fringe benefits substantially similar to those provided for in the Agreement, the Company’s obligation, if any, to continue to provide Mr. Biedermann with such fringe benefits will cease. Mr. Biedermann’s employment agreement may be terminated by either party on six months notice.

Pursuant to the agreement, Mr. Biedermann has agreed that during the term of employment and for a period of six months thereafter, he will not compete with the Company or solicit its employees. The ownership by

Mr. Biedermann of less than five percent of the outstanding stock of any corporation listed on a national securities exchange conducting any competitive business will not be viewed as a violation of his non-competition agreement.

Richard Roberts serves as the Vice President and Export Director for the Company. Mr. Roberts’ employment contract with the Company, which commenced on August 10, 2005, and was last amended on January 24, 2007, will expire on December 31, 2009. Pursuant to the terms of his contract, he was paid an annual base salary at the rate of $110,000 per year for 2006 and received grants of options to purchase 18,750 shares of common stock on each of January 1, 2006 and January 1, 2007. Pursuant to the January 2007 amendment, he will receive an annual base salary of $130,000 for 2007 and a grant of options to purchase 13,750 shares of common stock on January 1, 2008; an annual base salary of $145,000 for 2008 and a grant of options to purchase 13,750 shares of common stock on January 1, 2009; and an annual base salary of $155,000 for 2009. Beginning in 2007, the vesting period of Mr. Roberts’ stock option grants was increased from one year to two years after the grant date. The exercise price for each such grant is the closing price of a share of the Company’s common stock on the trading day immediately preceding the grant date. Mr. Roberts is entitled to annual cash bonuses based on the number of cases exported from the Company’s Polmos Bialystok and Bols Poland subsidiaries (other than Bols vodka an Royal vodka), ranging from no bonus if the cases shipped are less than 270,000 to $100,000 if the cases shipped exceed 700,000. Mr. Roberts participates in benefit plans and fringe benefits available to all other senior executives of the Company. In 2006, as part of his participation in the benefit plans and fringe benefits available to the Company’s senior executives, Mr. Roberts received health insurance coverage and a company mobile phone from the Company. The health insurance coverage payments by the Company were $3,048 in 2006.

Mr. Roberts may terminate his employment agreement for good reason, which includes the Company’s failure to perform or observe any of the material terms or provisions of the employment agreement which continues for 30 days after written notice or a material reduction in the scope of Mr. Roberts responsibilities and duties. The Company may terminate the agreement if Mr. Roberts becomes incapacitated for more than six months. In addition, the Company may terminate the agreement for cause, which includes Mr. Roberts’ willful refusal to follow written orders of the board of directors, willful engagement in conduct materially injurious to the Company, dishonesty of a material nature that relates to the performance of his duties under the agreement, conviction of a felony involving moral turpitude or continued failure to perform his required duties (except due to his incapacity) to the satisfaction of the board of directors that continues for 45 days after written notice. If the Company terminates the agreement for cause or Mr. Roberts terminates it other than for good reason, the Company must pay Mr. Roberts his full base salary through the date of termination and all other unpaid amounts, if any, to which he is entitled as of the date of termination in connection with any fringe benefits or under any incentive compensation plan or program. If the Company terminates the employment agreement other than for cause, death or disability or if Mr. Roberts terminates it for good reason, the Company must pay Mr. Roberts his full base salary through the date of termination and all other unpaid amounts, if any, to which he is entitled as of the date of termination in connection with any fringe benefits or under any incentive compensation plan or program. In addition, the Company must pay him within five business days of termination a lump sum amount equal to the base salary, bonuses and incentive compensation, as well as any other benefits that would have otherwise been paid to him during the remaining term of the agreement at such time as they would otherwise be payable. For these purposes, he will be considered to be entitled to an annual cash bonus equal to the average of the bonuses he earned during the two years immediately preceding the termination. If Mr. Roberts’ contract is terminated by either party before December 31, 2008, other than by the Company for certain types of cause (specifically, willful engagement in conduct materially injurious to the Company, dishonesty of a material nature or conviction of a felony involving moral turpitude), the Company must pay him six months salary in full. Mr. Roberts’ employment agreement can be terminated by either party on six months notice. If Mr. Roberts’ employment is terminated, he will not be required to mitigate amounts payable to him under the terms of the Agreement by seeking other employment. However, if Mr. Roberts obtains subsequent employment, any amount earned by him will be offset against the Company’s remaining payment obligations. Likewise, if pursuant to such subsequent employment Mr. Roberts becomes eligible to participate in fringe benefits substantially similar to those provided for in the Agreement, the Company’s obligation, if any, to continue to provide Mr. Roberts with such fringe benefits will cease. If the Company is ever acquired, the agreement also provides that Mr. Roberts must receive the same conditions as would be established for other vice president level officers.

Pursuant to the agreement, Mr. Roberts has agreed that during the term of employment and for a period of two years thereafter, he will not compete with the Company or solicit its employees. The ownership by Mr. Roberts of less than five percent of the outstanding stock of any corporation listed on a national securities exchange conducting any competitive business will not be viewed as a violation of his non-competition agreement.

Under the Company’s executive bonus plan for 2006, the size of the bonus earned depended upon the amount of the Company’s earnings before net interest expense, net income tax, net other financial expense (income), depreciation and amortization (“adjusted EBITDA”) measured against a target adopted by the board. The adjusted EBITDA target is set by the board of directors, based on the recommendation of the Committee, based on an analysis of financial projections at the outset of each fiscal year. For 2006, the adjusted EBITDA target amount was $97.6 million. For 2006, the Company’s adjusted EBITDA was $101.4 million, which exceeded the target set for 2006 in the beginning of the year.

The Committee and the board of directors determined in January 2007 to adjust certain aspects of the plan for 2006, increasing the size of the bonus pool for 2006 from $500,000 to $600,000 and adjusting the payouts for each of Messrs. Carey, Evangelou, Biedermann and Archbold under the executive bonus plan. The Committee also determined to remove the cap on Mr. Carey’s bonus contained in his employment agreement, for 2006 and subsequent years.

Pursuant to the executive bonus plan for 2006, the Committee and the board of directors determined that the executive officers earned the bonus paid to them in the table above. See “Compensation Discussion and Analysis” for more information.

Base salaries and other compensation for the Chief Executive Officer and other executive officers are set by the board of directors following recommendation by the Committee and reflect a number of elements including recommendations by Mr. Carey as to the other executive officers based on evaluation of their performance and the other factors described above. A substantial portion of the compensation packages for executive officers is in the form of stock options, which are intended to incentivize executive officers to achieve long-term growth in the price of the Company’s common stock and annual cash bonus opportunities, which are intended to reward executive officers for meeting annual financial performance goals. Overall compensation levels are set such that, for executive officers to achieve a competitive compensation level, there must be both growth in the market price of the Company’s common stock and, for executives other than Mr. Roberts, growth in the Company’s earnings and revenues at rates that equal or exceed the recent growth rate of the Company’s earnings and revenues. Mr. Roberts annual incentive opportunity is intended to achieve a similar result for him, if he achieves the aggressive export goals identified in his contract. See “Compensation Discussion and Analysis” for more information.

Option Grants

During 2006, the Company granted options to purchase a total of 30,937 shares of common stock to its non-executive employees, and options to purchase 183,750 shares of common stock to the individuals listed in the table above. In addition, options to purchase 68,060 shares of common stock were granted to non-employee directors during 2006. All options were granted at exercise prices equal to the fair market value of the Company’s common stock on the date of grant. The options granted to the individuals listed in the Summary Compensation Table fully vest one year from the date of grant, and have a 10 year term.

Outstanding Equity Awards At Fiscal Year-End (December 31, 2006)

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date
William Carey	9,187			7.853	29-Apr-08
	67,500			14.050	1-Jan-09
	20,250			13.650	3-May-09
	67,500			19.690	31-Dec-10
	20,250			24.750	2-May-10
	67,500			26.760	31-Dec-11
		20,250	(1)	27.370	1 -May-11

Christopher Biedermann	10,000			16.630	30-Nov-14
	30,000			26.760	31-Dec-16

Evangelos Evangelou	3,750			14.050	1-Jan-14
	39,375			19.690	31-Dec-15
	39,375			26.760	31-Dec-16

James Archbold	3,000			5.490	31-Dec-13
	33,750			14.050	31-Dec-14
	33,750			7.850	29-Apr-13
	25,312			14.050	1-Jan-14
	28,125			19.690	31-Dec-15
	28,125			26.760	31-Dec-16

Richard Roberts	7,000			7.853	29-Apr-13
	5,062			13.650	3-May-14
	30,000			24.050	10-Aug-10
		18,750	(2)	21.940	10-Aug-12

(1)	The 20,250 options granted to Mr. Carey will fully vest on May 1, 2007.
(2)	The 18,750 options granted to Mr. Roberts will fully vest on August 10, 2007.

Option Exercises and Stock Vested During 2006

The following table presents information about option exercises by the named executive officers.

Name	Number of Shares Acquired on Exercise	Value Realized on Exercise
William V. Carey	—	—
Christopher Biedermann	12,000	$133,040.00
Evangelos Evangelou	10,500	$82,460.00
James Archbold	—	—
Richard Roberts	4,000	$31,400.00

Potential Payments Upon Termination of Employment.

The Company’s agreements with its executive officers provide for certain payments upon termination. Set forth below is information on the aggregate amounts that each such executive officer would have received had he been terminated on the last business day of 2006. See “Employment Contracts” above for additional information regarding the terms of the employment agreements with the executive officers of the Company.

Mr. Carey would have received aggregate compensation of approximately $577,150 if his employment terminated on the last business day of 2006 for any reason, comprising one year’s salary under his contract as it existed on December 29, 2006 ($247,000), the bonus he would have earned under the 2006 executive bonus plan if the Compensation Committee had not revised the plan in January 2007 ($250,000), and the maximum amount payable under his contract for housing payments and housing-related expense payments ($40,500), car allowance ($13,650), and other perquisites ($26,000). If such termination followed a change in control (as defined in the 1997 Stock Incentive Plan) on the last business day of 2006, unvested options to purchase 87,500 shares of the Company’s common stock would have vested, resulting in an additional benefit to Mr. Carey of approximately $245,633 (representing the implicit gain on shares purchasable under such options, based on the difference between the exercise price and the price of a share of the Company’s common stock on such date). Payments to Mr. Carey may be limited in certain circumstances if they constitute “parachute” payments within the meaning of the Internal Revenue Code.

Mr. Biedermann would have received aggregate compensation of approximately $129,410 if his employment terminated on the last business day of 2006, except in the circumstances described below, comprising six month’s salary under his contract as it existed on December 29, 2006 ($64,410) and the bonus he would have earned under the 2006 executive bonus plan if the Compensation Committee had not revised the plan in January 2007 ($65,000). If such termination followed a change in control (as defined in the 1997 Stock Incentive Plan) on the last business day of 2006, unvested options to purchase 30,000 shares of the Company’s common stock would have vested, resulting in an additional benefit to Mr. Biedermann of approximately $88,200 (representing the implicit gain on shares purchasable under such options, based on the difference between the exercise price and the price of a share of the Company’s common stock on such date). If Mr. Biedermann’s employment were terminated by the Company for certain types of cause (specifically, willful engagement in conduct materially injurious to the Company, dishonesty of a material nature or conviction of a felony involving moral turpitude), he would not be entitled to any additional payments beyond the amounts due to him at the time of termination. In the event of a termination by the Company without “cause,” (and other than upon disability or death) or by Mr. Biedermann for “good reason” on the last business day of 2006, Mr. Biedermann would have received aggregate compensation of $380,657, comprising salary through January 17, 2008 ($250,657), the bonus he would have earned under the 2006 executive bonus plan if the Compensation Committee had not revised the plan in January 2007 ($65,000) and the average of his cash bonuses for the preceding two years ($65,000).

Mr. Archbold would have received aggregate compensation of approximately $105,000 if his employment terminated on the last business day of 2006 for any reason, comprising six month’s salary under his contract as it existed on December 29, 2006 ($55,000), and the bonus he would have earned under the 2006 executive bonus plan if the Compensation Committee had not revised the plan in January 2007 ($50,000). If such termination followed a change in control (as defined in the 1997 Stock Incentive Plan) on the last business day of 2006, unvested options to purchase 28,125 shares of the Company’s common stock would have vested, resulting in a benefit to Mr. Archbold of approximately $82,687.50 (representing the implicit gain on shares purchasable under such options, based on the difference between the exercise price and the price of a share of the Company’s common stock on such date).

Mr. Evangelou would have received aggregate compensation of approximately $205,000 if his employment terminated on the last business day of 2006, except in the circumstances described below, comprising six month’s salary under his contract as it existed on December 29, 2006 ($80,000, including net estimated Polish taxes of $15,000) and the bonus he would have earned under the 2006 executive bonus plan if the Compensation

Committee had not revised the plan in January 2007 ($125,000). If such termination followed a change in control (as defined in the 1997 Stock Incentive Plan) on the last business day of 2006, unvested options to purchase 39,375 shares of the Company’s common stock would have vested, resulting in an additional benefit to Mr. Evangelou of approximately $115,763 (representing the implicit gain on shares purchasable under such options, based on the difference between the exercise price and the price of a share of the Company’s common stock on such date). If Mr. Evangelou’s employment were terminated by the Company for certain types of cause (specifically, willful engagement in conduct materially injurious to the Company, dishonesty of a material nature or conviction of a felony involving moral turpitude), he would not be entitled to any additional payments beyond the amounts due to him at the time of termination. In the event of a termination by the Company without “cause,” (and other than upon disability or death) or by Mr. Evangelou for “good reason” on the last business day of 2006, Mr. Evangelou would have received aggregate compensation of $333,599, comprising salary through September 16, 2007 ($114,849, including net estimated Polish taxes payable on Mr. Evangelou’s behalf of $21,833), the bonus he would have earned under the 2006 executive bonus plan if the Compensation Committee had not revised the plan in January 2007 ($125,000) and the average of his cash bonuses for the preceding two years ($93,750).

Mr. Roberts would have received aggregate compensation of approximately $65,000 if his employment terminated on the last business day of 2006, except in the circumstances described below, comprising six month’s salary under his contract as it existed on December 29, 2006. If such termination followed a change in control (as defined in the 1997 Stock Incentive Plan) on the last business day of 2006, unvested options to purchase 18,750 shares of the Company’s common stock would have vested, resulting in an additional benefit to Mr. Roberts of approximately $145,500 (representing the implicit gain on shares purchasable under such options, based on the difference between the exercise price and the price of a share of the Company’s common stock on such date). In the event of a termination by the Company without “cause,” (and other than upon disability or death) or by Mr. Roberts for “good reason” on the last business day of 2006, Mr. Roberts would have received aggregate compensation of $233,615, consisting of salary through December 31, 2008.

SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of the Company’s outstanding common stock as of March 2, 2007 (or as of the date indicated in the footnotes below): (i) by each person who is known by the Company to beneficially own more than 5% of the common stock; (ii) by each of the named executive officers of the Company; (iii) by each director and nominee for director of the Company; and (iv) all directors and executive officers of the Company as a group. All information in this section is given on the basis of outstanding securities plus securities deemed outstanding under Rule 13d-3 of the Exchange Act. Except as otherwise noted, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

Name	Number of Shares Beneficially Owned		Percent of Shares Outstanding(5)
Directors and Officers
William V. Carey (1)	4,097,156	(6)	10.23%
James Archbold	173,437	(7)	0.43%
Chris Biedermann	40,750	(8)	0.10%
Evangelos Evangelou	88,050	(9)	0.22%
David Bailey	45,749	(10)	0.11%
N. Scott Fine	15,186	(11)	0.04%
Tony Housh	83,224	(12)	0.21%
Robert Koch	27,973	(13)	0.07%
Jan W. Laskowski	86,499	(14)	0.22%
Richard Roberts	44,424	(15)	0.11%
Markus Sieger	21,374	(16)	0.05%
All directors and executive officers as a group (11 people)	4,723,822		11.79%

5% Shareholders
Botapol Management B.V. (2)	2,436,189	(17)	6.08%
Takirra Investment Corporation N.V. (3)	2,537,128		6.33%
Charlemagne Capital (4)	1,683,386		4.20	%(18)

Total	6,656,703		16.62%

(1)	Includes 1,922,097 shares beneficially owned by Mr. Carey, 202,500 shares beneficially owned by his wife and 1,700,122 shares held in the name of the William V. Carey Stock Trust. Mr. Carey is the beneficiary of the shares held in the William V. Carey Stock Trust, which is referred to in this footnote as the “Trust”, and he became the sole trustee of the Trust on December 11, 2005. Mr. Carey administers the Trust, which includes the power to vote the securities held and make any investment decisions. The Trust Bylaws stipulate that one trustee can assign all rights, obligations and orders on behalf of another trustee but this possibility has not been exercised to date. For the purposes of U.S. regulations Mr. Carey disclaims beneficial ownership of the shares beneficially owned by his wife. The address of Mr. Carey and the William V. Carey Stock Trust is 1602 Cottagewood Drive, Brandon, Florida 33511.
(2)	Botapol Management B.V., with its address at Wattstraat 61, 2723 RB Zoetermeer, the Netherlands, is a company incorporated in the Netherlands. Botapol Management B.V., the record holder of the shares, is an indirect, wholly-owned subsidiary of Rémy Cointreau S.A. As of December 31, 2006, Rémy Cointreau S.A. was a société anonyme formed under the laws of France with its address at rue Joseph Pataa, Ancienne rue de la Champagne, 16100 Cognac, France. Rémy Cointreau S.A. disclaims beneficial ownership of such shares under Rule 13d-4.
(3)	Takirra Investment Corporation N.V. is a company incorporated in the Netherlands Antilles.
(4)	As of December 31, 2006.
(5)	Percentage of shares does not include 246,037 treasury shares held by the Company.
(6)	Includes 272,437 shares that can be acquired upon the exercise of currently exercisable options or options that become exercisable within 60 days of March 2, 2007.

(7)	Includes 152,062 shares that can be acquired upon the exercise of currently exercisable options or options that become exercisable within 60 days of March 2, 2007.
(8)	Includes 40,000 shares that can be acquired upon the exercise of currently exercisable options or options that become exercisable within 60 days of March 2, 2007.
(9)	Includes 82,500 shares that can be acquired upon the exercise of currently exercisable options or options that become exercisable within 60 days of March 2, 2007.
(10)	Includes 38,249 shares that can be acquired upon the exercise of currently exercisable options or options that become exercisable within 60 days of March 2, 2007.
(11)	Includes 15,186 shares that can be acquired upon the exercise of currently exercisable options or options that become exercisable within 60 days of March 2, 2007.
(12)	Includes 82,624 shares that can be acquired upon the exercise of currently exercisable options or options that become exercisable within 60 days of March 2, 2007.
(13)	Includes 26,998 shares that can be acquired upon the exercise of currently exercisable options or options that become exercisable within 60 days of March 2, 2007.
(14)	Includes 86,499 shares that can be acquired upon the exercise of currently exercisable options or options that become exercisable within 60 days of March 2, 2007.
(15)	Includes 42,062 shares that can be acquired upon the exercise of currently exercisable options or options that become exercisable within 60 days of March 2, 2007.
(16)	Includes 21,374 shares that can be acquired upon the exercise of currently exercisable options or options that become exercisable within 60 days of March 2, 2007.
(17)	As reported on an amendment to Schedule 13-G filed for the year ending December 31, 2006. Subsequent to December 31, 2006, the Company is aware that Botapol Management B.V. has disposed of 324,046 shares of common stock.
(18)	As reported on an amendment to Schedule 13-F filed for the year ending December 31, 2006. On February 27, 2007, the Company issued 385,000 additional shares to Charlemagne Capital, as part of a registered direct offering.

Related Party Transactions

It is the Company’s policy that directors, officers and any other person that is a related person within the meaning of SEC regulation are required to report any related party transactions to the Chief Executive Officer. All such transactions also are required to be reported to the Audit Committee, which, with the assistance of legal counsel and such other advisors as it deems appropriate, is responsible for reviewing and approving or ratifying any related party transaction. The Audit Committee intends to approve only those related party transactions that it believes are in, or not inconsistent with, the best interests of the Company. A written policy to this affect has been adopted by the board of directors. A related party transaction is defined as any transaction in which (1) the Company is a participant, (2) any related person has a direct or indirect material interest and (3) the amount involved exceeds $120,000, but excludes any transaction that does not require disclosure under Item 404(a) of Regulation S-K. A related person is:

•	an executive officer, director or director nominee of the Company;

•	any person who is known to be the beneficial owner of more than 5% of the Company’s common stock;

•

any person who is an immediate family member (as defined under Item 404 of Regulation S-K) of an executive officer, director or director nominee or beneficial owner of more than 5% of the Company’s common stock; and

•

any firm, corporation or other entity in which any of the foregoing persons is employed or is a partner or principal or in a similar position or in which such person, together with any other of the foregoing persons, has a 5% or greater beneficial ownership interest.

In addition, every quarter, a report maintained by the Company’s accounting staff is reviewed and approved by the Chief Executive Officer and Chief Financial Officer. The Audit Committee of the Board of Directors conducts an annual review of all transactions between related parties and the Company.

In January of 2005, we entered into a rental agreement for a warehouse facility located in northern Poland, which is 33% owned by our Chief Operating Officer. This rental is on normal commercial terms. The monthly rent to be paid for this location is approximately $18,000 per month and relates to a facility to be shared by two subsidiaries of the Company, Onufry S.A. and Carey Agri.

During 2006, we made sales to a restaurant which is partially owned by the Chief Executive Officer of the Company. All sales were made on normal commercial terms, and total sales for the twelve months ended December 31, 2006 were approximately $106,600.

In addition, we have the following transactions with the Remy Contreau Group which is significantly influenced by the family Heriard Dubreuil; based on the most recent information provided to the Company, the family Heriard Dubreuil beneficially owned approximately 50% of the outstanding capital stock as of June 29, 2005. Mrs. Dominique Heriard Dubreuil was a non-executive director of the Company from August 18, 2005 until December 22, 2006 and has been the chairman of the board of directors of Remy Cointreau Group since 2004.

•

The Company is the exclusive importer and distributor of numerous brands from Remy Cointreau Group products portfolio. In 2005, we entered into a five year distribution contract based on which, within certain limits set, we are refunded for all advertising and promotional costs incurred with respect to the Remy Cointreau Group products.

•

On July 12, 2006 we acquired 100% of the share capital of Bols Hungary, an alcohol importer and distributor in Hungary, and the Royal Vodka trademark. In both cases the seller was DELB Holding BV, a subsidiary of Remy Cointreau, S.A. The total consideration for the acquisition of Bols Hungary and the Royal Vodka trademark was approximately $19.6 million paid fully in cash.

•

During the period from January 1, 2006 to December 31, 2006 we purchased spirits from Remy Cointreau Group of approximately $7.6 million. The amount outstanding for payment as of December 31, 2006 was $598,831 receivable from Remy Cointreau Group and $4.07 million payable to Remy Cointreau Group, accordingly.

APPROVAL OF THE 2007 STOCK INCENTIVE PLAN

(PROPOSAL 2)

The board of directors has adopted the Company’s 2007 Stock Incentive Plan (the “2007 Plan”), subject to stockholder approval, to provide for the award of equity-based compensation to employees, officers, directors and other service providers of the Company. The 2007 Plan provides for the award of stock options, stock appreciation rights, restricted stock and restricted stock units. The 2007 Plan shall become effective following the approval of the Company’s stockholders at its 2007 annual meeting of stockholders. If the 2007 Plan is approved by the Company’s stockholders, it will replace the Company’s 1997 Stock Incentive Plan. In the event that stockholder approval is not obtained, the Company will not adopt the 2007 Plan, and the Company may continue to grant awards from the remaining shares of common stock authorized for issuance under the 1997 Stock Incentive Plan until the expiration of the term of the 1997 Stock Incentive Plan on November 27, 2007.

The Board has adopted the 2007 Plan to increase the number of shares available for issuance as equity incentives and to make other changes to reflect developments in equity compensation regulation and practices over the past several years. A total of 1,397,333 shares of common stock will be reserved for issuance under the 2007 Plan, which is the number of shares of common stock that remain authorized for issuance under the 1997 Stock Incentive Plan (as of March 6, 2007).

The following is a summary of the material features of the 2007 Plan, as well as the amendment proposed for approval.

Purpose. The 2007 Plan is intended to enhance the Company’s ability to attract and retain highly qualified officers, key employees, outside directors, and other persons to advance the interests of the Company by providing such persons with stronger incentives to continue to serve the Company and to expend maximum effort to improve the business results and earnings of the Company. The 2007 Plan is intended to accomplish this objective by providing to eligible persons an opportunity to acquire or increase a direct proprietary interest in the operations and future success of the Company.

Securities to be Offered. Subject to adjustment as provided in the 2007 Plan, the number of shares of common stock available for issuance under the 2007 Plan shall be 1,397,333. The number of shares of common stock available for issuance of Incentive Stock Options under the 2007 Plan shall be 1,397,333. If any shares covered by a grant are not purchased or are forfeited, or if a grant otherwise terminates without delivery of any shares subject thereto, then the number of shares of common stock counted against the aggregate number of shares available under the 2007 Plan with respect to such grant shall, to the extent of any such forfeiture or termination, again be available for making grants under the 2007 Plan.

Administration. The 2007 Plan shall be administered by the Compensation Committee of the board of directors (the “Committee”), which shall have the full power and authority to take all actions and to make all determinations required or provided for under the 2007 Plan. The Committee shall have full power and authority to take all other actions and make determinations not inconsistent with the specific terms and provisions of the 2007 Plan that the Committee deems to be necessary or appropriate to the administration of the 2007 Plan. The Committee’s interpretation and construction of any provision of the 2007 Plan, or any award agreement entered into thereunder, shall be final, binding and conclusive. Subject to the terms of the 2007 Plan, the Committee has the full and final authority to designate grantees, determine the type(s) of grants and number of shares of common stock subject thereto, and establish the terms and conditions of each grant relating to vesting, exercise, transfer, or forfeiture of such grant or the underlying shares subject thereto. Additionally, the Committee shall have full and final authority to both prescribe the form of each award agreement, and amend, modify, or supplement the terms of any outstanding grant. The Committee, in its discretion, has the right to require the return of previously awarded grants as a condition to any subsequent grant made under the 2007 Plan. The terms and conditions of such subsequent grant shall be determined by the Committee at the time of the grant, subject to the terms and conditions of the 2007 Plan. Grants made to outside directors shall be approved by the board and all rights, powers and authorities vested in the Committee under the 2007 Plan shall instead be exercised by the board, and all provisions of the 2007 Plan relating to the Committee shall be interpreted in a manner consistent with the foregoing by treating any such reference as a reference to the board for such purpose.

Delegation. The Committee shall have the right to delegate to one or more officers of the Company the authority of the Committee to grant and determine the terms and conditions of grants under the 2007 Plan, subject to the requirements of Section 157(c) of the Delaware General Corporation Law. In no event shall any such delegation of authority be permitted with respect to grants to any members of the board or to any employee who is subject to Rule 16b-3 under the Exchange Act or who is a covered employee under Section 162(m) of the Code. The Committee shall also be permitted to delegate, to any appropriate officer or employee of the Company, responsibility for performing ministerial functions under the 2007 Plan.

Eligibility and Participation. Awards under the 2007 Plan may be granted to any employee (including officers and directors) of the Company, a parent of the Company, or any of its subsidiaries, as well as to any outside director or “service provider” (defined as a consultant or adviser to the Company, a manager of the Company’s properties or affairs, or other similar service provider of the Company), as may be designated from time to time by the Committee and whose participation in the 2007 Plan is deemed to be in the best interests of the Company.

Stock Options. The Company may grant either incentive stock options (within the meaning of section 422 of the Code), or nonqualified stock options. The exercise price of an option will be determined by the Committee, provided that the exercise price per share will not be less than the fair market value of a share of common stock on the date of grant of the option. The Committee will determine the vesting and/or exercisability requirements and the term of exercise of each option. Generally, all vesting of options ceases upon the termination of the Grantee’s employment or other service relationship with the Company, provided that if such termination is on account of death or disability, such grantee is entitled to certain additional vesting rights. The maximum term of a stock option will be ten years from the date of grant. The exercise price may be paid (i) in cash, (ii) in cash equivalents or (iii) or by such other method approved by the Committee. No option shall be assignable or transferable other than by will or in accordance with the laws of descent and distribution; provided, however, that in the case of nonqualified stock options, to the extent a transfer is permitted in an award agreement and compliant with any applicable restrictions on transfers, a transfer may be made to a grantee’s “family member” (as defined in an award agreement in a manner consistent with the requirements for the Form S-8 registration statement under the Securities Act of 1933 (the “1933 Act”)). For purposes of Section 422 of the Code, the maximum value of shares of common stock (determined at the time of grant) that may be subject to incentive stock options that become exercisable by an employee in any one year is limited to $100,000. For purposes of Section 162(m) of the Code, the maximum number of shares of common stock that may be covered under options granted under the 2007 Plan to any grantee in any calendar year is 202,500 shares of common stock.

The 2007 Plan provides that each outside director who is initially elected to the board shall automatically be awarded a grant of a nonqualified option to purchase 5,000 shares of common stock. Thereafter, all outside directors shall, on each anniversary date of his or her election to the board, automatically receive additional grants of nonqualified options to purchase 5,000 shares of common stock. In addition, the board may make discretionary option grants to any outside director under the 2007 Plan.

Stock Appreciation Rights. The Committee may make grants of stock appreciation rights (“SAR”) under the 2007 Plan. A stock appreciation right entitles the grantee, upon exercise, to receive a payment based on the excess of the fair market value of a share of common stock on the date of exercise over the option price of the right, multiplied by the number of shares of common stock as to which the right is being exercised. The option price may not be less than the fair market value of a share of common stock on the date of grant. The Committee will determine the vesting requirements and the term of exercise of each stock appreciation right, including the effect of termination of employment or service of a grantee. The maximum term of a stock appreciation right will be ten years from the date of grant. For purposes of Section 162(m) of the Code, the maximum number of shares of common stock that may be subject to stock appreciation rights granted under the 2007 Plan to any grantee during any calendar year is 202,500 shares of common stock. Stock appreciation rights may be payable in cash or in shares of common stock or in a combination of both.

Restricted Stock Awards and Restricted Stock Units. The Committee may make grants of restricted stock awards or restricted stock units under the 2007 Plan. A restricted stock award represents shares of common stock that are issued subject to restrictions on transfer and vesting requirements as determined by the Committee. An award of restricted stock units provides the grantee with a conditional right to receive shares of common stock in the future. Vesting requirements shall be based on the continued employment of the grantee for specified time periods. In addition, the Committee may prescribe other vesting conditions, including the satisfaction of corporate or individual performance objectives, which may be applicable to all or any portion of the restricted stock award or restricted stock unit award. Performance objectives shall be based on common stock price, market share, sales, earnings per share, return on equity or costs, and may include positive results, maintaining the status quo, or limiting economic loss. Generally, all vesting of restricted stock awards or restricted stock units ceases upon the termination of the Grantee’s employment or other service relationship with the Company, provided that if such termination is on account of death or disability, such grantee is entitled to certain additional vesting rights. Subject to the transfer restrictions and vesting requirements of a restricted stock award, a grantee will have the rights of a stockholder of the Company, including all voting and dividend rights, during the restriction period, unless the Committee determines otherwise at the time of the grant. Holders of restricted stock units will have no rights as stockholders of the Company unless otherwise provided in an award agreement. For purposes of Section 162(m) of the Code, the maximum number of shares of common stock that may be subject to restricted stock awards or restricted stock units granted under the 2007 Plan to any grantee during any calendar year is 202,500 shares of common stock.

Change in Stock/Reorganization/Change in control. If the number of outstanding shares of common stock is increased or decreased or the shares of common stock are changed into or exchanged for a different number or kind of shares or other securities of the Company on account of any recapitalization, reclassification, stock split, reverse split, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock, or other increase or decrease in such shares effected without receipt of consideration by the Company, the maximum number and kind of shares set forth in the Plan shall be equitably adjusted in a manner deemed appropriate by the Committee. In addition, the number and kind of shares for which grants are outstanding, and the option price per share, if applicable, shall be equitably adjusted in a manner deemed appropriate by the Committee.

In the event the Company is a party to any reorganization, merger or consolidation with one or more other entities, the maximum number and kind of shares set forth in the Plan may be equitably adjusted in a manner deemed appropriate by the Committee. In addition, (i) provision may be made by the Committee for the cash settlement of grants for an equivalent cash value, as determined by the Committee or (ii) the number and kind of shares for which grants are outstanding, and the option price per share, if applicable, may be equitably adjusted in a manner deemed appropriate by the Committee. Subject to any contrary language in a restricted stock or restricted stock unit award agreement, any restrictions applicable to such grant shall apply as well to any replacement shares received by the grantee as a result of the reorganization, merger or consolidation.

In connection with a “change in control” (as defined in the Plan), the Committee may provide for one of the following with respect to outstanding grants: (i) the assumption or substitution of such grants, with appropriate adjustment in the number and kind of shares for which grants are outstanding, and the option price per share, if applicable, as deemed appropriate by the Committee, (ii) provision for the cash settlement of a grant for an equivalent cash value, as determined by the Committee, or (iii) such other modification or adjustment to a grant as the Committee deems appropriate to maintain and protect the rights and interests of grantees upon or following a change in control. Unless otherwise provided by the Committee and set forth in the award agreement, upon a change in control, each outstanding grant shall become fully vested and exercisable.

Term; Amendment and Termination. The term of the 2007 Plan is ten years from the date of the Annual Meeting. The Board may terminate or amend the 2007 Plan at any time, subject to stockholder approval under certain circumstances provided in the 2007 Plan. No amendment, suspension, or termination of the 2007 Plan shall, without the consent of the grantee, alter or impair rights or obligations under any outstanding grant under the 2007 Plan. Without the prior approval of the Company’s stockholders, evidenced by the affirmative vote of the holders of a majority of shares of Common Stock present or represented by proxy at a meeting of stockholders, neither the Committee nor the Board shall cause the cancellation, substitution or amendment of an option or SAR that would have the effect of reducing the exercise price of such an option or SAR previously granted under the 2007 Plan, or otherwise approve any modification to such an option or SAR that would be treated as a “repricing” under applicable listing requirements of the Nasdaq market.

New Plan Benefits. During fiscal 2006, stock options were granted under the 1997 Stock Incentive Plan to the Company’s named executive officers, as set forth in the table captioned “2006 Grants of Plan-Based Awards”. In addition, stock options were granted during the year to all executive officers as a group to purchase 204,000 shares of common stock at an average weighted exercise price of $26.82 per share. Stock options were granted to all other employees of the Company as a group to purchase 30,937 shares of common stock at an average weighted exercise price of $25.81 per share.

The following table sets forth the amount of the option grants expected to be made to the outside directors under the 2007 Plan as a group, and the option grants expected to be made to executive officers pursuant to the terms of their employment contracts, if the plan is approved by the Company’s stockholders, and assumes that there is no amendment, modification or early termination of the 2007 Plan and, in the case of the executive officers, they continue to be employed pursuant to their employment agreements during the periods in which grants of options are to be made.

Central European Distribution Corporation 2007 Stock Incentive Plan

Name and Position	Dollar Value	Number of Units
William V. Carey Chairman, President and Chief Executive Officer	(1)	112,500	(2)

Evangelos Evangelou Vice President and Chief Operating Officer	(1)	60,000	(2)

Christopher Biedermann Vice President and Chief Financial Officer	(1)	50,000	(2)

James Archbold Vice President and Director of Investor Relations	(1)	44,250	(2)

Richard Roberts Vice President and Export Director	(1)	27,500	(2)

Non-Executive Director Group	(1)	44,000	(2)

Non-Executive Officer Employee Group	—	—

(1)	The dollar value of the benefits to be received by the participants in the plan from the stock options currently expected to be granted under the 2007 Plan cannot be determined at this time because that value will depend on the exercise price of the options and the value of a share of common stock at the time of exercise.

(2)	The employment agreements of Messrs. Carey, Evangelou, Biedermann, Archbold and Roberts entitle them to grants of options to purchase 50,000, 30,000, 25,000, 22,125 and 13,750 shares of common stock, respectively, on each of January 1, 2008 and January 1, 2009. Such grants are to vest 100% on the two-year anniversary of the grant date, and the exercise price for each such grant is the closing price of a share of the company’s common stock on the trading day immediately preceding the grant date. Mr. Carey will also receive a grant of an option to purchase 12,500 shares for 2007 on the date of the stockholder meeting. The option grants to outside directors include only the options that would be granted for 2007 on the date of the stockholder meeting. See “Additional Information- Director Compensation” for more information on the Company’s current compensation arrangements with the board of directors.

As of March 16th, 2007, the closing price on the NASDAQ Global Select Market of the Company’s common stock was $27.75 per share.

U.S. Federal Income Tax Consequences. The following summarizes the United States federal income tax consequences of grants under the 2007 Plan to grantees who are subject to United States tax. The tax consequences of the 2007 Plan to the Company and grantees in other jurisdictions is not summarized below.

Stock Options. An optionee will not generally recognize taxable income upon the grant of a nonqualified stock option to purchase shares of common stock. Upon exercise of the option, the optionee will generally recognize ordinary income for federal income tax purposes equal to the excess of the fair market value of the shares of common stock over the exercise price. The tax basis of the shares of common stock in the hands of the optionee will equal the exercise price paid for the shares of common stock plus the amount of ordinary compensation income the optionee recognizes upon exercise of the option, and the holding period for the shares of common stock for capital gains purposes will commence on the day the option is exercised. An optionee who sells any of the shares of common stock will recognize capital gain or loss measured by the difference between the tax basis of the shares of common stock and the amount realized on the sale. The Company will be entitled to a federal income tax deduction equal to the amount of ordinary compensation income recognized by the optionee. The deduction will be allowed at the same time the optionee recognizes the income.

An optionee will not generally recognize income upon the grant of an incentive stock option to purchase shares of common stock and will not generally recognize income upon exercise of the option, provided the optionee is an employee of the Company or a subsidiary at all times from the date of grant until three months prior to exercise. If an optionee who has exercised an incentive stock option sells the shares of common stock acquired upon exercise more than two years after the grant date and more than one year after exercise, capital gain or loss will be recognized equal to the difference between the sales price and the exercise price. An optionee who sells the shares of common stock before the expiration of this holding period within two years will generally recognize ordinary income upon the sale, and the Company will be entitled to a corresponding federal income tax deduction at the same time the grantee recognizes ordinary income.

Other Grants. The current United States federal income tax consequences of other grants authorized under the 2007 Plan are generally in accordance with the following: (i) stock appreciation rights are generally subject to ordinary income tax at the time of exercise; (ii) restricted shares of common stock are generally subject to ordinary income tax at the time the restrictions lapse, unless the recipient elects to accelerate recognition as of the date of grant; and (iii) restricted stock units are generally subject to ordinary income tax at the time of payment. In each of the foregoing cases, the Company will generally be entitled to a corresponding federal income tax deduction at the same time the grantee recognizes ordinary income. In addition, the federal tax treatment of certain grants may be affected by Section 409A of the Code.

Section 162(m). Compensation of persons who are “covered employees” of the Company and whose compensation is otherwise deductible in the United States is subject to the tax deduction limits of Section 162(m) of the Code. Awards that qualify as “performance-based compensation” are exempt from Section 162(m), thus allowing the Company the full federal tax deduction otherwise permitted for such compensation. If approved by the Company’s stockholders, the 2007 Plan will enable the Compensation Committee to grant stock options and stock appreciation rights that will be exempt from the deduction limits of Section 162(m).

Equity Compensation Plan Information

The following table sets forth aggregate information regarding the Company’s equity compensation plans in effect as of December 31, 2006.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options/ Warrants	Weighted-Average Exercise Price of Outstanding Options/ Warrants	Number of Securities Remaining Available for Issuance under Equity Compensation Plans
Equity compensation plans approved by security holders	1,319,900	$19.31	1,588,333
Equity compensation plans not approved by security holders	0	—	0

Total	1,319,900	$19.31	1,588,333

Required Vote

Assuming that a quorum is present, the affirmative vote of the holders of a majority of the shares present in person or represented by proxy will be required for approval of the 2007 Plan.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE “FOR” APPROVAL OF THE 2007 STOCK INCENTIVE PLAN.

RATIFICATION OF THE APPOINTMENT

OF THE COMPANY’S INDEPENDENT PUBLIC ACCOUNTANTS

(PROPOSAL 3)

On November 20, 2006, the audit committee of the board of directors selected and appointed PricewaterhouseCoopers to serve as the Company’s independent public accountants for the year ending December 31, 2007, to audit the consolidated financial statements of the Company, subject to ratification by the stockholders at the annual meeting. PricewaterhouseCoopers have served as the Company’s independent public accountants since March 18, 2003.

Stockholder ratification of Proposal 3 is not required by the Company’s bylaws or otherwise. However, the board of directors is submitting Proposal 3 to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify Proposal 3, the audit committee of the board will reconsider whether or not to retain PricewaterhouseCoopers. Even if Proposal 3 is ratified, the audit committee of the board in its discretion may direct the appointment of a different independent accountant at any time during the year if the audit committee of the board determines that such a change would be in the best interests of the Company and its stockholders.

Though a representative of PricewaterhouseCoopers will have the opportunity to be present at the annual meeting and make a statement if they desire to do so, no such representative is expected to be present or available to respond to questions.

Fees Paid to Independent Auditors and Other Information

The following table presents fees for professional audit services rendered by PricewaterhouseCoopers for the audit of the Company’s annual financial statements for the years ended December 31, 2006 and 2005, and fees billed for other services rendered by PricewaterhouseCoopers:

	2006	2005
Audit fees	$891,874	$609,217
Audit-related fees (1)	$551,272	691,407
Tax fees (2)	—	24,493
All other fees (3)	$62,000	389,622

Total fees	$1,505,146	$1,714,739

(1)	Audit-related fees include fees for assurance and related services that are reasonably related to the performance of the audit or review of the financial statements and are not reported under “Audit fees.”
(2)	Tax fees include fees for professional services related to tax compliance, tax advice and tax planning.
(3)	All other fees include fees for professional services rendered in connection the Company’s acquisitions and financing in 2006 and with the Company’s acquisitions and stock split in June 2006.

The audit committee currently pre-approves all audit and permissible non-audit services prior to commencement of services. During 2005 and 2006, the audit committee pre-approved 100% of the total fees to PricewaterhouseCoopers.

The audit committee has determined the rendering of all other non-audit services by PricewaterhouseCoopers is compatible with maintaining the auditor’s independence.

During 2006, none of the total hours expended on the Company’s financial audit by PricewaterhouseCoopers were provided by persons other than full-time, permanent employees of PricewaterhouseCoopers.

Required Vote

Assuming the presence of a quorum, the affirmative vote of a majority of the votes cast at the annual meeting is required to approve Proposal 3.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF THE COMPANY’S INDEPENDENT PUBLIC ACCOUNTANTS

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors, officers and beneficial owners of more than 10% of the common stock to file with the SEC initial reports of ownership of the Company’s equity securities and to file subsequent reports when there are changes in such ownership. Officers, directors and beneficial owners of more than 10% of the common stock are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports they file. Based solely on our review of the copies of such reports furnished to us by our directors and officers during and with respect to 2006 or upon written representations that no other reports were required, the Company believes that all Section 16(a) filing requirements applicable to our directors, officers and greater than ten percent beneficial owners were satisfied, except that Mr. Housh filed a late Form 4 on September 6, 2006 for a transaction relating to 600 shares of the Company’s common stock sold on November 22, 2005, and Mr. Roberts filed a late Form 4 on August 23, 2006 for a transaction relating to 18,750 options to buy shares of the Company’s common stock acquired on August 10, 2006.

SUBMISSION OF STOCKHOLDER PROPOSALS FOR 2008 ANNUAL MEETING

Any proposal or proposals by a stockholder intended to be included in the Company’s proxy statement and form of proxy relating to the 2008 annual meeting of stockholders or to be properly brought before such meeting of stockholders must be received at the Company’s principal executive offices no later than November 26, 2007, pursuant to the proxy solicitation rules of the SEC. Nothing in this paragraph shall be deemed to require the Company to include in its proxy statement and proxy relating to the 2008 annual meeting of stockholders any stockholder proposal which may be omitted from the Company’s proxy materials pursuant to applicable rules and regulations of the SEC in effect at the time such proposal is received. Any such proposal should be delivered to the Company at Two Bala Plaza, Suite 300,Bala Cynwyd, Pennsylvania 19004 attention: James Archbold, Vice President.

A stockholder’s notice to the Secretary must comply with applicable SEC regulations and set forth as to each matter the stockholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the Company’s books, of the stockholder proposing such business, (c) the class and number of shares of the Company’s stock which are beneficially owned by the stockholder, (d) any material interest of the stockholder in such business, and (e) such other information as is specified in the Company’s by-laws.

HOUSEHOLDING OF PROXY MATERIALS

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of this proxy statement may have been sent to multiple shareholders in your household. If you would like to obtain another copy of the proxy, please contact James Archbold, Vice President, at Two Bala Plaza, Suite 300, Bala Cynwyd, PA 19004, telephone (610) 660-7817. If you want to receive separate copies of our proxy statements and annual reports in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder.

OTHER MATTERS THAT MAY COME BEFORE THE ANNUAL MEETING

The board of directors does not know of any other matters to be presented for a vote at the annual meeting. If, however, any other matter should properly come before the annual meeting or any adjournment or postponement of the meeting, the persons named in the accompanying proxy will vote such proxy in accordance with the directions of the board, or in the absence of such direction, in their own best judgment.

By Order of the Board of Directors,

William V. Carey

Chairman and Chief Executive Officer

Bala Cynwyd, Pennsylvania

March 28, 2006

A copy of the annual report to stockholders for the fiscal year ended December 31, 2006 accompanies this proxy statement. The Company will provide copies of the exhibits to the annual report on Form 10-K upon payment of a reasonable fee and receipt of a request addressed to the Corporate Secretary, Central European Distribution Corporation, Two Bala Plaza, Suite 300, Bala Cynwyd, PA 19004. This fee will be limited to the Company’s reasonable expenses in providing the exhibits.

Appendix A

Exhibit A

2007 STOCK INCENTIVE PLAN

CENTRAL EUROPEAN DISTRIBUTION CORPORATION

Central European Distribution Corporation, a Delaware corporation (the “Company”), sets forth herein the terms of its 2007 Stock Incentive Plan (the “Plan”). The Plan shall become effective following its approval by the Company’s stockholders at its 2007 annual meeting of stockholders. Upon approval of the Plan by the stockholders of the Company, this Plan shall supersede the Company’s 1997 Stock Incentive Plan and no further grants may be made under the 1997 Stock Incentive Plan, provided that awards previously made under the 1997 Stock Incentive Plan shall remain outstanding in accordance with their terms.

1. PURPOSE

The Plan is intended to enhance the Company’s ability to attract and retain highly qualified officers, key employees, outside directors, and other persons to advance the interests of the Company by providing such persons with stronger incentives to continue to serve the Company and its affiliates (as defined herein) and to expend maximum effort to improve the business results and earnings of the Company. The Plan is intended to accomplish this objective by providing to eligible persons an opportunity to acquire or increase a direct proprietary interest in the operations and future success of the Company. To this end, the Plan provides for the grant of stock options, stock appreciation rights, restricted stock and restricted stock units in accordance with the terms hereof. Stock options granted under the Plan may be non-qualified stock options or incentive stock options, as provided herein, except that stock options granted to outside directors shall in all cases be non-qualified stock options.

2. DEFINITIONS

For purposes of interpreting the Plan and related documents (including Award Agreements), the following definitions shall apply:

2.1 “affiliate” of, or person “affiliated” with, a person means any company or other trade or business that controls, is controlled by or is under common control with such person within the meaning of Rule 405 of Regulation C under the 1933 Act (as defined herein).

2.2 “Award Agreement” means the stock option agreement, stock appreciation rights agreement, restricted stock agreement, restricted stock unit agreement or other written agreement between the Company and a Grantee that evidences and sets out the terms and conditions of a Grant.

2.3 “Board” means the Board of Directors of the Company.

2.4 “Code” means the Internal Revenue Code of 1986, as now in effect or as hereafter amended.

2.5 “Committee” means a Committee comprised of no fewer than two members of the Board. Solely to the extent deemed necessary or advisable by the Board, each Committee member shall satisfy the requirements for (i) an “independent director” under the rules of the NASDAQ Stock Market, (ii) a “nonemployee director” for purposes of Rule 16b-3 under the Exchange Act, and (iii) an “outside director” under section 162(m) of the Code.

2.6 “Company” means Central European Distribution Corporation.

2.7 “Effective Date” shall be as defined in Section 5.1 hereof.

2.8 “Employee” means an employee of the Company, of a Parent of the Company (within the meaning of Section 424(e) of the Code), or of a Subsidiary.

2.9 “Exchange Act” means the Securities Exchange Act of 1934, as now in effect or as hereafter amended.

2.10 “Fair Market Value” means the value of a share of Stock, determined as follows: if on the Grant Date or other determination date the Stock is listed on an established national or regional stock exchange, is admitted to quotation on a Nasdaq market, or is publicly traded on an established securities market, the Fair Market Value of a share of Stock shall be the closing price of the Stock on such exchange or in such market (the highest such closing price if there is more than one such exchange or market) on the day before the Grant Date or such other determination date (or if there is no such reported closing price, the Fair Market Value shall be the mean between the highest bid and lowest asked prices or between the high and low sale prices on such trading day) or, if no sale of Stock is reported for such trading day, on the next preceding day on which any sale shall have been reported. If the Stock is not listed on such an exchange, quoted on such system or traded on such a market, Fair Market Value shall be the value of the Stock as determined by the Committee in good faith.

2.11 “Grant” means an award of an Option, Stock Appreciation Rights, Restricted Stock or Restricted Stock Units under the Plan.

2.12 “Grant Date” means (a) for Grants other than Grants to Outside Directors under Section 7 hereof, the later of (i) the date as of which the Committee approves the Grant or (ii) the date as of which the Grantee and the Company enter into the relationship resulting in the Grantee becoming eligible to receive a Grant, and (b) for Grants to Outside Directors under Section 7 hereof, the date on which such Grant is made in accordance with Section 7 hereof.

2.13 “Grantee” means a person who receives or holds an Option, Stock Appreciation Rights, Restricted Stock or Restricted Stock Units under the Plan.

2.14 “Incentive Stock Option” means an “incentive stock option” within the meaning of Section 422 of the Code, or the corresponding provision of any subsequently enacted tax statute, as amended from time to time.

2.15 “Non-Qualified Stock Option” means an Option that does not meet the requirements for an Incentive Stock Option.

2.16 “Option” means an option to purchase one or more shares of Stock pursuant to the Plan.

2.17 “Option Period” means the period during which Options may be exercised as set forth in Sections 10 and 11 hereof.

2.18 “Option Price” means the purchase price for each share of Stock subject to an Option or Stock Appreciation Rights.

2.19 “Outside Director” means a member of the Board who is not an officer or employee of the Company.

2.20 “Plan” means the Central European Distribution Corporation 2007 Stock Incentive Plan.

2.21 “Reporting Person” means a person who is required to file reports under Section 16(a) of the Exchange Act.

2.22 “Restricted Period” means the period during which Restricted Stock or Restricted Stock Units are subject to restrictions or conditions pursuant to Section 14.2 hereof.

2.23 “Restricted Stock” means shares of Stock, awarded to a Grantee pursuant to Section 14 hereof, that are subject to restrictions and to a risk of forfeiture.

2.24 “Restricted Stock Unit” means a unit awarded to a Grantee pursuant to Section 14 hereof, which represents a conditional right to receive a share of Stock in the future, and which is subject to restrictions and to a risk of forfeiture.

2.25 “Securities Act” means the Securities Act of 1933, as now in effect or as hereafter amended.

2.26 “Service Provider” means a consultant or adviser to the Company, a manager of the Company’s properties or affairs, or other similar service provider of the Company, none of whom are Employees, as such persons may be designated from time to time by the Committee pursuant to Section 6 hereof.

2.27 “Stock” means the common stock, par value $0.01 per share, of the Company.

2.28 “Stock Appreciation Right” means a right granted pursuant to Section 12 hereof to receive a payment by the Company of an amount equal to the excess of the fair market value of the shares of Stock subject to such Grant, or portion thereof, so surrendered over the Option Price of such shares.

2.29 “Subsidiary” means any “subsidiary corporation” of the Company within the meaning of Section 424(f) of the Code.

2.30 “Termination Date” shall be the date upon which an Option shall terminate or expire, as set forth in Sections 10.3 and 11.3 hereof, as applicable.

3. ADMINISTRATION OF THE PLAN

3.1 General. The Plan shall be administered by the Committee, which shall have the full power and authority to take all actions and to make all determinations required or provided for under the Plan, any Option granted or any Award Agreement entered into hereunder. The Committee shall have full power and authority to take all such other actions and make all such other determinations not inconsistent with the specific terms and provisions of the Plan, which the Committee deems to be necessary or appropriate to the administration of the Plan, any Option granted hereunder or any Award Agreement entered into hereunder. The Committee’s interpretation and construction of any provision of the Plan, any Option granted hereunder or any Award Agreement entered into hereunder shall be final, binding and conclusive.

3.2 Discretionary Grants. Subject to Section 3.4 hereof and to the other terms and conditions of the Plan, the Committee shall have full and final authority (i) to designate Grantees, (ii) to determine the type or types of Grant to be made to a Grantee, (iii) to determine the number of shares of Stock to be subject to a Grant, (iv) to establish the terms and conditions of each Grant (including, but not limited to, the exercise price of any Option, the nature and duration of any restriction or condition (or provision for lapse thereof) relating to the vesting, exercise, transfer, or forfeiture of a Grant or the shares of Stock subject thereto, and any terms or conditions that may be necessary to qualify Options as Incentive Stock Options), (v) to prescribe the form of each Award Agreement evidencing a Grant, and (vi) to amend, modify, or supplement the terms of any outstanding Grant. Such authority specifically includes the authority, in order to effectuate the purposes of the Plan but without amending the Plan, to authorize the Chief Executive Officer to propose Grantees (other than such officer) and corresponding Grants for the Committee’s approval and, to the extent permitted by applicable law, to modify Grants to eligible individuals who are foreign nationals or are individuals who are employed outside the United States to recognize differences in local law, tax policy, or custom. As a condition to any subsequent Grant, the Committee shall have the right, at its discretion, to require Grantees to return to the Company Grants previously awarded under the Plan. Subject to the terms and conditions of the Plan, any such new Grant shall be upon such terms and conditions as are specified by the Committee at the time the new Grant is made. No member of the Committee shall be liable for any action or determination made in good faith by the Committee with respect to the Plan or any Award thereunder.

3.3 Delegation of Authority. The Committee shall have the right, from time to time, to delegate to one or more officers of the Company the authority of the Committee to grant and determine the terms and conditions of

Awards granted under the Plan, subject to the requirements of Section 157(c) of the Delaware General Corporation Law (or any successor provision) and such other limitations as the Committee shall determine. In no event shall any such delegation of authority be permitted with respect to Awards to any members of the Board or to any Employee who is subject to Rule 16b-3 under the Exchange Act or who is a covered employee under Section 162(m) of the Code. The Committee shall also be permitted to delegate, to any appropriate officer or employee of the Company, responsibility for performing ministerial functions under the Plan. In the event that the Committee’s authority is delegated to officers or employees in accordance with the foregoing, all provisions of the Plan relating to the Committee shall be interpreted in a manner consistent with the foregoing by treating any such reference as a reference to such officer or employee for such purpose. Any action undertaken in accordance with the Committee’s delegation of authority hereunder shall have the same force and effect as if such action was undertaken directly by the Committee and shall be deemed for all purposes of the Plan to have been taken by the Committee.

3.4 Grants to Outside Directors. Grants to Outside Directors shall be approved by the Board. With respect to awards to such directors, all rights, powers and authorities vested in the Committee under the Plan shall instead be exercised by the Board, and all provisions of the Plan relating to the Committee shall be interpreted in a manner consistent with the foregoing by treating any such reference as a reference to the Board for such purpose.

3.5 No Liability. No member of the Board or of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Grant or Award Agreement.

3.6 Applicability of Rule 16b-3. Those provisions of the Plan that make express reference to Rule 16b-3 under the Exchange Act shall apply only to Reporting Persons.

4. STOCK SUBJECT TO THE PLAN

Subject to adjustment as provided in Section 18 hereof, the number of shares of Stock available for issuance under the Plan shall be 1,397,333. The number of shares of Stock available for issuance of Incentive Stock Options under the Plan shall be 1,397,333. Stock issued or to be issued under the Plan shall be authorized but unissued shares. If any shares covered by a Grant are not purchased or are forfeited, or if a Grant otherwise terminates without delivery of any Stock subject thereto, then the number of shares of Stock counted against the aggregate number of shares available under the Plan with respect to such Grant shall, to the extent of any such forfeiture or termination, again be available for making Grants under the Plan.

5. EFFECTIVE DATE AND TERM OF THE PLAN

5.1 Effective Date. The Plan shall be effective on the date of its approval by the affirmative vote of the holders of a majority of the shares of Stock present or represented by proxy at a meeting of stockholders (the “Effective Date”).

5.2 Term. The Plan shall terminate on the tenth anniversary of the Effective Date.

6. DISCRETIONARY GRANTS

6.1 Company or Subsidiary Employees. Grants (including Grants of Incentive Stock Options) may be made under the Plan to any Employee, including any such Employee who is an officer or director of the Company, a Parent of the Company or any Subsidiary, as the Committee shall determine and designate from time to time.

6.2 Service Providers. Grants may be made under the Plan to any Service Provider whose participation in the Plan is determined by the Committee to be in the best interests of the Company and is so designated by the Committee; provided, however, that Grants to Service Providers shall not be Incentive Stock Options.

6.3 Outside Directors. Grants may be made under the Plan to any Outside Director whose participation in the Plan is determined by the Board to be in the best interests of the Board and is so designated by the Board; provided, however, that Grants to Outside Directors shall not be Incentive Stock Options.

6.4 Successive Grants. An eligible person may receive more than one Grant, subject to such restrictions as are provided herein.

7. GRANTS TO OUTSIDE DIRECTORS

In addition to the provisions of Section 6.3, each Outside Director who is initially elected to the Board on or after the Effective Date shall, upon the date of his or her initial election by the Board or the shareholders of the Company, automatically be awarded a Grant of an Option, which shall not be an Incentive Stock Option, to purchase 5,000 shares of Stock (which amount shall be subject to adjustment as provided in Section 18 hereof). Thereafter, all Outside Directors shall, on each anniversary date of his or her election to the Board, automatically receive additional Grants of an Option to purchase 5,000 shares of Stock.

8. LIMITATIONS ON GRANTS

8.1 Limitation on Shares of Stock Subject to Grants. The maximum number of shares of Stock subject to Options that can be awarded under the Plan to any person eligible for a Grant under Section 6 hereof is 202,500 per year. The maximum number of shares of Stock subject to SARs that can be awarded under the Plan to any person eligible for a Grant under Section 6 hereof is 202,500 per year. The maximum number of shares of Stock subject to grants of Restricted Stock and Restricted Stock Units that can be awarded under the Plan to any person eligible for a Grant under Section 6 hereof is 202,500 per year.

8.2 Limitations on Incentive Stock Options. An Option shall constitute an Incentive Stock Option only (i) if the Grantee of such Option is an employee of the Company, a Parent of the Company or any Subsidiary of the Company; (ii) to the extent specifically provided in the related Award Agreement; and (iii) to the extent that the aggregate Fair Market Value (determined at the time the Option is granted) of the shares of Stock with respect to which all Incentive Stock Options held by such Grantee become exercisable for the first time during any calendar year (under the Plan and all other plans of the Grantee’s employer and its affiliates) does not exceed $100,000. This limitation shall be applied by taking Options into account in the order in which they were granted.

9. AWARD AGREEMENT

Each Grant pursuant to the Plan shall be evidenced by an Award Agreement, to be executed by the Company and by the Grantee, in such form or forms as the Committee shall from time to time determine. Award Agreements granted from time to time or at the same time need not contain similar provisions but shall be consistent with the terms of the Plan. Each Award Agreement evidencing a Grant of Options shall specify whether such Options are intended to be non-qualified stock options or Incentive Stock Options. The Committee may specify in an Award Agreement at the time of the Award that the Grantee’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events shall include, but shall not be limited to, termination of employment or other service for cause, violation of material Company policies, breach of noncompetition, confidentiality or other restrictive covenants that may apply to the Grantee, or other conduct by the Grantee that is detrimental to the business or reputation of the Company. The Committee may also specify in an Award Agreement that the Grantee’s rights, payments and benefits with respect to an Award shall be conditioned upon the Grantee making a representation regarding compliance with noncompetition, confidentiality or other restrictive covenants that may apply to the Grantee and providing that the Grantee’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment on account of a breach of such representation.

10. INCENTIVE STOCK OPTIONS

10.1 Option Price. The Option Price of each Incentive Stock Option shall be fixed by the Committee and stated in the Award Agreement evidencing such Option, provided that in no event will the Option Price be less than the Fair Market Value of a share of Stock on the Grant Date; provided, however, that in the event that a Grantee would otherwise be ineligible to receive an Incentive Stock Option by reason of the provisions of Sections 422(b)(6) and 424(d) of the Code (relating to ownership of more than ten percent of the Company’s outstanding Stock), the Option Price of an Option granted to such Grantee that is intended to be an Incentive Stock Option shall be not less than the greater of the par value of a share of Stock or 110 percent of the Fair Market Value of a share of Stock on the date immediately prior to the Grant Date. In no case shall the Option Price of any Option be less than the par value of a share of Stock.

10.2 Vesting and Option Period. Each Option granted under the Plan shall be exercisable, in whole or in part, at any time and from time to time over a period commencing on or after the Grant Date and ending upon the expiration or termination of the Option, as the Committee shall determine and set forth in the Award Agreement relating to such Option. Without limiting the foregoing, the Committee, subject to the terms and conditions of the Plan, may in its sole discretion provide that an Incentive Stock Option granted hereunder may not be exercised in whole or in part for a stated period or periods of time during which such Option is outstanding. For purposes of this Section 10.2, fractional numbers of shares of Stock subject to an Option shall be rounded down to the next nearest whole number. The period during which any Option shall be exercisable in accordance with the foregoing schedule shall constitute the “Option Period” with respect to such Option.

10.3 Term. Each Incentive Stock Option granted under the Plan shall terminate, and all rights to purchase shares of Stock thereunder shall cease, upon the expiration of ten years from the date such Option is granted, or under such circumstances and on such date prior thereto as is set forth in the Plan or as may be fixed by the Committee and stated in the Award Agreement relating to such Option (the “Termination Date”); provided, however, that in the event that the Grantee would otherwise be ineligible to receive an Incentive Stock Option by reason of the provisions of Sections 422(b)(6) and 424(d) of the Code (relating to ownership of more than ten percent of the outstanding Stock), an Option granted to such Grantee that is intended to be an Incentive Stock Option shall not be exercisable after the expiration of five years from its Grant Date.

10.4 Acceleration. Any limitation on the exercise of an Incentive Stock Option contained in any Award Agreement may be rescinded, modified or waived by the Committee, in its sole discretion, at any time and from time to time after the Grant Date of such Option, so as to accelerate the time at which the Option may be exercised.

10.5 Termination of Employment or Other Relationship. Upon the termination of a Grantee as an Employee, any Incentive Stock Option or portion thereof held by such Grantee that has not vested in accordance with the provisions of Section 10.2 hereof shall terminate immediately, and any Incentive Stock Option or portion thereof that has vested in accordance with the provisions of Section 10.2 hereof but has not been exercised shall terminate at the close of business on the third month anniversary of such Grantee’s termination of employment. For example, an Employee who terminates his employment effective June 30, will have until September 30 of that year to exercise his or her vested Incentive Stock Options (i.e. 92 days). Notwithstanding the foregoing, if the Committee, in its discretion, extends the period during which the Option may be exercised (which period may not be extended beyond the original term of the Option), such Option shall cease to be an Incentive Stock Option after the termination of the three-month period following the Grantee’s termination as an Employee and shall be treated as a Non-Qualified Stock Option when exercised. Upon termination of an Incentive Stock Option or portion thereof, the Grantee shall have no further right to purchase shares of Stock pursuant to such Option or portion thereof. Whether a leave of absence or leave on military or government service shall constitute a termination of employment for purposes of the Plan shall be determined by the Committee, which determination shall be final and conclusive, but may not exceed the time limit imposed by the Code and its implementing regulations with respect to Incentive Stock Options (currently 90 days). To the extent the Committee determines that the employment status of a Grantee may continue beyond the leave period limits provided in the Code, the

Options held by such Grantee shall cease to be Incentive Stock Options and shall be treated as Non-Qualified Stock Options. Likewise, if the Grantee ceases to be an Employee and is immediately thereafter employed with an affiliate of the Company, or is engaged as a Service Provider or an Outside Director of the Company, such Options shall cease to be Incentive Stock Options and will be treated as Non-Qualified Stock Options.

10.6 Rights in the Event of Death. If a Grantee dies while he or she is an Employee, all Options granted to such Grantee shall fully vest on the date of death, and the executors or administrators or legatees or distributees of such Grantee’s estate shall have the right, at any time within two years after the date of such Grantee’s death (or such longer period as the Committee, in its discretion, may determine in an Award Agreement) and prior to termination of the Option pursuant to Section 10.3 above, to exercise any Option held by such Grantee at the date of such Grantee’s death.

10.7 Rights in the Event of Disability. If a Grantee terminates his or her status as an Employee by reason of the “permanent and total disability” (within the meaning of Section 22(e)(3) of the Code) of such Grantee, such Grantee’s Options shall continue to vest, and shall be exercisable to the extent that they are vested, for a period of one year after such termination of employment (or such longer period as the Committee, in its discretion, may determine in an Award Agreement), subject to earlier termination of the Option as provided in Section 10.3 above. Whether a termination of employment is to be considered by reason of “permanent and total disability” for purposes of the Plan shall be determined by the Committee, which determination shall be final and conclusive.

10.8 Limitations on Exercise of Incentive Stock Options. Notwithstanding any other provision of the Plan, in no event may any Incentive Stock Option be exercised, in whole or in part, after ten years following the date upon which the Option is granted.

10.9 Method of Exercise. An Option that is exercisable may be exercised by the Grantee’s delivery to the Company of written notice of exercise on any business day, at the Company’s principal office, addressed to the attention of the Committee. Such notice shall specify the number of shares of Stock with respect to which the Option is being exercised and shall be accompanied by payment in full of the Option Price of the shares for which the Option is being exercised. The minimum number of shares of Stock with respect to which an Option may be exercised, in whole or in part, at any time shall be the lesser of (i) 100 shares or such lesser number set forth in the applicable Award Agreement and (ii) the maximum number of shares available for purchase under the Option at the time of exercise. Payment of the Option Price for the shares purchased pursuant to the exercise of an Option shall be made in cash or in cash equivalents. If a “cashless exercise” method is permitted by the Committee, in which Stock to be obtained upon exercise of the Option is sold simultaneously with the exercise of the Option for purposes of paying the Option Price, such transaction would constitute a “disqualifying disposition” under the Code and will result in the Incentive Stock Option being treated as a Non-Qualified Stock Option. Unless otherwise stated in the applicable Award Agreement, an individual holding or exercising an Option shall have none of the rights of a shareholder (for example, the right to receive cash or dividend payments or distributions attributable to the subject shares of Stock or to direct the voting of the subject shares of Stock ) until the shares of Stock covered thereby are fully paid and issued to him. Except as provided in Section 18 hereof, no adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date of such issuance.

10.10 Delivery of Stock Certificates. Promptly after the exercise of an Option by a Grantee and the payment in full of the Option Price, such Grantee shall be entitled to the issuance of a stock certificate or certificates evidencing his or her ownership of the shares of Stock subject to the Option.

11. NON-QUALIFIED STOCK OPTIONS

11. 1 Option Price. The Option Price of each Non-Qualified Stock Option shall be fixed by the Committee and stated in the Award Agreement evidencing such Option, provided that in no event will the Option Price be less than the Fair Market Value of a share of Stock on the Grant Date.

11.2 Vesting and Option Period. Each Non-Qualified Stock Option granted under the Plan shall be exercisable, in whole or in part, at any time and from time to time over a period commencing on or after the Grant Date and ending upon the expiration or termination of the Option, as the Committee shall determine and set forth in the Award Agreement relating to such Option; provided, however, that each Option granted to an Outside Director under Section 7 hereof shall be exercisable, in whole or in part, at any time and from time to time over the period commencing on the Grant Date and ending upon the expiration or termination of the Option. Without limiting the foregoing, the Committee, subject to the terms and conditions of the Plan, may in its sole discretion provide that an Option granted to persons other than Outside Directors under Section 7 hereof may not be exercised in whole or in part for a stated period or periods of time during which such Option is outstanding. For purposes of this Section 11.2, fractional numbers of shares of Stock subject to an Option shall be rounded down to the next nearest whole number. The period during which any Option shall be exercisable in accordance with the foregoing schedule shall constitute the “Option Period” with respect to such Option.

11.3 Term. Each Non-Qualified Stock Option granted under the Plan shall terminate, and all rights to purchase shares of Stock thereunder shall cease, upon the expiration of ten years from the date such Option is granted, or, with respect to Options granted to persons other than Outside Directors under Section 7 hereof, under such circumstances and on such date prior thereto as is set forth in the Plan or as may be fixed by the Committee and stated in the Award Agreement relating to such Option (the “Termination Date”).

11.4 Acceleration. Any limitation on the exercise of a Non-Qualified Stock Option contained in any Award Agreement may be rescinded, modified or waived by the Committee, in its sole discretion, at any time and from time to time after the Grant Date of such Option, so as to accelerate the time at which the Option may be exercised.

11.5 Termination of Employment or Other Relationship. Upon the termination of the employment, or other service relationship of a Grantee with the Company, other than by reason of the death or “permanent and total disability” (within the meaning of Section 22(e)(3) of the Code), any Non-Qualified Stock Option or portion thereof held by such Grantee that has not vested in accordance with the provisions of Section 11.2 hereof shall terminate immediately, and any Non-Qualified Stock Option or portion thereof that has vested in accordance with the provisions of Section 11.2 hereof but has not been exercised shall terminate at the close of business on the ninetieth day following the Grantee’s termination of service, employment, or other relationship, unless the Committee, in its discretion, extends the period during which the Non-Qualified Stock Option may be exercised in an Award Agreement. Upon termination of an Option or portion thereof, the Grantee shall have no further right to purchase shares of Stock pursuant to such Option or portion thereof. Whether a leave of absence or leave on military or government service shall constitute a termination of employment for purposes of the Plan shall be determined by the Committee, which determination shall be final and conclusive. For purposes of the Plan, a termination of employment, service or other relationship shall not be deemed to occur if the Grantee is immediately thereafter employed with an affiliate of the Company, or is engaged as a Service Provider or an Outside Director of the Company. Whether a termination of a Service Provider’s or an Outside Director’s relationship with the Company shall have occurred shall be determined by the Committee, which determination shall be final and conclusive.

11.6 Rights in the Event of Death. If a Grantee dies while employed by, or providing services to, the Company, all Non-Qualified Stock Options granted to such Grantee shall fully vest on the date of death, and the executors or administrators or legatees or distributees of such Grantee’s estate shall have the right, at any time within two years after the date of such Grantee’s death (or such longer period as the Committee, in its discretion, may determine in an Award Agreement) and prior to termination of the Option pursuant to Section 11.3 above, to exercise any Option held by such Grantee at the date of such Grantee’s death.

11.7 Rights in the Event of Disability. If a Grantee terminates his or her employment or other service relationship with the Company by reason of the “permanent and total disability” (within the meaning of Section 22(e)(3) of the Code) of such Grantee, such Grantee’s Non-Qualified Stock Options shall continue to vest, and shall be exercisable to the extent that they are vested, for a period of one year after such termination of employment or service (or such longer period as the Committee, in its discretion, may determine in an Award Agreement), subject to earlier termination of the Option as provided in Section 11.3 above. Whether a termination of employment or service is to be considered by reason of “permanent and total disability” for purposes of the Plan shall be determined by the Committee, which determination shall be final and conclusive.

11.8 Limitations on Exercise of Option. Notwithstanding any other provision of the Plan, in no event may any Option be exercised, in whole or in part, after ten years following the date upon which the Option is granted.

11.9 Method of Exercise. An Option that is exercisable may be exercised by the Grantee’s delivery to the Company of written notice of exercise on any business day, at the Company’s principal office, addressed to the attention of the Committee. Such notice shall specify the number of shares of Stock with respect to which the Option is being exercised and shall be accompanied by payment in full of the Option Price of the shares for which the Option is being exercised. The minimum number of shares of Stock with respect to which an Option may be exercised, in whole or in part, at any time shall be the lesser of (i) 100 shares or such lesser number set forth in the applicable Award Agreement and (ii) the maximum number of shares available for purchase under the Option at the time of exercise. Payment of the Option Price for the shares purchased pursuant to the exercise of an Option shall be made in cash or in cash equivalents. A Grantee may also exercise a Non-Qualified Stock Option through a “cashless exercise” method if the Committee so determines. Unless otherwise stated in the applicable Award Agreement, an individual holding or exercising an Option shall have none of the rights of a shareholder (for example, the right to receive cash or dividend payments or distributions attributable to the subject shares of Stock or to direct the voting of the subject shares of Stock ) until the shares of Stock covered thereby are fully paid and issued to him. Except as provided in Section 18 hereof, no adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date of such issuance.

11.10 Delivery of Stock Certificates. Promptly after the exercise of an Option by a Grantee and the payment in full of the Option Price, such Grantee shall be entitled to the issuance of a stock certificate or certificates evidencing his or her ownership of the shares of Stock subject to the Option.

12. STOCK APPRECIATION RIGHTS (SARs)

12.1 In General. Subject to the terms and conditions of the Plan, the Committee may, in its sole and absolute discretion, grant to a Grantee rights to receive payment by the Company of an amount equal to the excess of the Fair Market Value of the shares of Stock subject to such Award Agreement, or portion thereof, so surrendered (determined in the manner described in Section 2.10 above as of the date the SARs are exercised) over the Option Price of such shares. Such payment may be made, as determined by the Committee in accordance with Sections 12.4 and 12.5 below and set forth in the Award Agreement, either in shares of Stock or in cash or in any combination thereof. All SARs shall be evidenced by provisions in an Award Agreement, which provisions shall comply with and be subject to the terms and conditions set forth in this Section 12.

12.2 Grant. Each SAR shall relate to a specific number of shares of Stock. The number of SARs held by a Grantee shall be reduced by the number of SARs exercised for Stock or cash under the provisions of the Award Agreement.

12.3 Exercise. SARs that are exercisable hereunder and under the Award Agreement may be exercised by delivering to the Company on any business day, at its principal office, addressed to the attention of the Committee, written notice of exercise, which notice shall specify the number of SARs being exercised. The date upon which such written notice is received by the Company shall be the exercise date of the SARs. Except to the extent that SARs are exercised for cash as provided in Section 12.5 below, the individual exercising SARs shall receive, without payment therefor to the Company, the number of shares of Stock determined under Section 12.4 below. An individual holding or exercising SARs shall have none of the rights of a shareholder with respect to any shares of Stock covered by the SARs until shares of Stock are issued to him or her, and, except as provided in Section 18 below, no adjustment shall be made for dividends or other rights for which the record date is prior to the date of such issuance.

12.4 Number of Shares of Stock. The number of shares of Stock which shall be issued pursuant to the exercise of SARs shall be determined by dividing (i) the total number of SARs being exercised, multiplied by the amount by which the Fair Market Value (determined in the manner described in Section 2.10 above) of a share of Stock on the exercise date exceeds the Option Price of the shares of Stock subject to the Award Agreement by (ii) the Fair Market Value (determined in the manner described in Section 2.10 above) of a share of Stock on the exercise date of the SARs; provided, however, that no fractional share shall be issued on exercise of SARs, and that cash shall be paid by the Company to the individual exercising SARs in lieu of any such fractional share.

12.5 Exercise of SARs for Cash. The Committee shall have sole discretion to determine whether, and shall set forth in the Award Agreement the circumstances under which, payment in respect of SARs granted to any Grantee shall be made in shares of Stock, or in cash, or in a combination thereof. Promptly after the exercise of an SAR for cash, the individual exercising the SAR shall receive in respect of said SAR an amount of money equal to the difference between the Fair Market Value (determined in the manner described in Section 2.10 above) of a share of Stock on the exercise date and the Option Price.

12.6 Limitations. SARs shall be exercisable at such times and under such terms and conditions as the Committee, in its sole and absolute discretion, shall determine and set forth in the Award Agreements; provided, however, that an SAR may be exercised only at such times and by such individuals as the Award Agreement provides; and provided, further, that an SAR may be exercised only at such times as the Fair Market Value (determined in the manner described in Section 2.10 above) of a share of Stock on the exercise date exceeds the Option Price. Adjustments in the number, kind, or Option Price of shares of Stock for which Awards are granted pursuant to Section 18 below shall be made as necessary to the related SARs held by each Grantee.

13. TRANSFERABILITY OF OPTIONS

During the lifetime of an holder of an Option, only such Optionee (or, in the event of legal incapacity or incompetency, the guardian or legal representative of the Optionee) may exercise the Option, except as otherwise specifically permitted by this Section 13. No Option shall be assignable or transferable other than by will or in accordance with the laws of descent and distribution; provided, however, to the extent permitted under the applicable Award Agreement, and to the extent the transfer is in compliance with any applicable restrictions on transfers, an Optionee may transfer a Non-Qualified Stock Option to a “family member,” as defined in the Award Agreement in a manner consistent with the requirements for the Form S-8 registration statement under the Securities Act. The transfer of a Non-Qualified Stock Option may be subject to such other terms and conditions as the Committee may in its discretion impose from time to time. Subsequent transfers of an Option shall be prohibited other than by will or the laws of descent and distribution upon the death of the transferee.

14. RESTRICTED STOCK

14.1 Grant of Restricted Stock or Restricted Stock Units. The Committee may from time to time grant Restricted Stock or Restricted Stock Units to persons eligible to receive such Grants as set forth in Section 6 hereof, subject to such restrictions, conditions and other terms as the Committee may determine.

14.2 Restrictions. At the time a Grant of Restricted Stock or Restricted Stock Units is made, the Committee shall establish a period of time (the “Restricted Period”) applicable to such Restricted Stock or Restricted Stock Units during which such Grant shall be subject to vesting restrictions based upon the Grantee’s continued employment or other service to the Company. Each Grant of Restricted Stock or Restricted Stock Units may be subject to a different Restricted Period. The Committee may, in its sole discretion, at the time a Grant of Restricted Stock or Restricted Stock Units is made, prescribe restrictions in addition to or other than the expiration of the Restricted Period, including the satisfaction of corporate or individual performance objectives, which may be applicable to all or any portion of the Restricted Stock or Restricted Stock Units. Such performance objectives shall be established in writing by the Committee prior to the ninetieth day of the year in which the Grant is made and while the outcome is substantially uncertain. Performance objectives shall be based on Stock price, market share, sales, earnings per share, return on equity or costs. Performance objectives may include positive results, maintaining the status quo or limiting economic losses. The Committee also may, in its sole discretion, shorten or terminate the Restricted Period or waive any other restrictions applicable to all or a portion of the Restricted Stock or Restricted Stock Units. Neither Restricted Stock nor Restricted Stock Units may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of during the Restricted Period or prior to the satisfaction of any other restrictions prescribed by the Committee with respect to such Restricted Stock or Restricted Stock Units.

14.3 Restricted Stock Certificates. The Company shall issue, in the name of each Grantee to whom Restricted Stock has been granted, stock certificates representing the total number of shares of Restricted Stock granted to the Grantee, as soon as reasonably practicable after the Grant Date. The Secretary of the Company shall hold such certificates for the Grantee’s benefit until such time as the Restricted Stock is forfeited to the Company, or the restrictions lapse.

14.4 Rights of Holders of Restricted Stock. Unless the Committee otherwise provides in an Award Agreement, holders of Restricted Stock shall have the right to vote such Stock and the right to receive any dividends declared or paid with respect to such Stock. The Committee may provide that any dividends paid on Restricted Stock must be reinvested in shares of Stock, which may or may not be subject to the same vesting conditions and restrictions applicable to such Restricted Stock. All distributions, if any, received by a Grantee with respect to Restricted Stock as a result of any stock split, stock dividend, combination of shares, or other similar transaction shall be subject to the restrictions applicable to the original Grant.

14.5 Rights of Holders of Restricted Stock Units. Unless the Committee otherwise provides in an Award Agreement, holders of Restricted Stock Units shall have no rights as stockholders of the Company. The Committee may provide in an Award Agreement evidencing a Grant of Restricted Stock Units that the holder of such Restricted Stock Units shall be entitled to receive, upon the Company’s payment of a cash dividend on its outstanding Stock, a cash payment for each Restricted Stock Unit held equal to the per-share dividend paid on the Stock. Such Award Agreement may also provide that such cash payment will be deemed reinvested in additional Restricted Stock Units at a price per unit equal to the Fair Market Value of a share of Stock on the date that such dividend is paid.

14.6 Termination of Employment or Other Relationship. Upon the termination of the employment or other service relationship of a Grantee with the Company other than by reason of death or “permanent and total disability” (within the meaning of Section 22(e)(3) of the Code), any Restricted Stock or Restricted Stock Units held by such Grantee that have not vested, or with respect to which all applicable restrictions and conditions have not lapsed, shall immediately be deemed forfeited, unless the Committee, in its discretion, determines otherwise. Upon forfeiture of Restricted Stock or Restricted Stock Units, the Grantee shall have no further rights with respect to such Grant, including but not limited to any right to vote Restricted Stock or any right to receive dividends with respect to shares of Restricted Stock or Restricted Stock Units. Whether a leave of absence or leave on military or government service shall constitute a termination of employment for purposes of the Plan shall be determined by the Committee, which determination shall be final and conclusive. For purposes of the Plan, a termination of employment, service or other relationship shall not be deemed to occur if the Grantee is immediately thereafter employed with an affiliate of the Company, or is engaged as a Service Provider or an Outside Director of the Company. Whether a termination of a Service Provider’s or an Outside Director’s relationship with the Company shall have occurred shall be determined by the Committee, which determination shall be final and conclusive.

14.7 Rights in the Event of Death. If a Grantee dies while employed by, or providing services to, the Company, all Restricted Stock or Restricted Stock Units granted to such Grantee shall fully vest on the date of death, and the shares of Stock represented thereby shall be deliverable in accordance with the terms of the Plan to the executors, administrators, legatees or distributees of the Grantee’s estate.

14.8 Rights in the Event of Disability. If a Grantee terminates his or her employment or other service relationship with the Company by reason of the “permanent and total disability” (within the meaning of Section 22(e)(3) of the Code) of such Grantee, such Grantee’s Restricted Stock or Restricted Stock Units shall continue to vest in accordance with the applicable Award Agreement for a period of one year after such termination of employment or service (or such longer period as the Committee, in its discretion, may determine in an Award Agreement), subject to the earlier forfeiture of such Restricted Stock or Restricted Stock Units in accordance with the terms of the applicable Award Agreement. Whether a termination of employment or service is to be considered by reason of “permanent and total disability” for purposes of the Plan shall be determined by the Committee, which determination shall be final and conclusive.

14.9 Delivery of Stock and Payment Therefor. Upon the expiration or termination of the Restricted Period and the satisfaction of any other conditions prescribed by the Committee, the restrictions applicable to shares of Restricted Stock or Restricted Stock Units shall lapse, and, upon payment by the Grantee to the Company, in cash or by check, of the aggregate par value of the shares of Stock represented by such Restricted Stock or Restricted Stock Units, a stock certificate for such shares shall be delivered, free of all such restrictions, to the Grantee or the Grantee’s beneficiary or estate, as the case may be.

15. REQUIREMENTS OF LAW

15.1 General. The Company shall not be required to sell or issue any shares of Stock under any Grant if the sale or issuance of such shares would constitute a violation by the Grantee, any other individual exercising an Option, or the Company of any provision of any law or regulation of any governmental authority, including without limitation any United States federal or state securities laws or regulations. If at any time the Company shall determine, in its discretion, that the listing, registration or qualification of any shares subject to a Grant upon any securities exchange or under any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issuance or purchase of shares hereunder, no shares of Stock may be issued or sold to the Grantee or any other individual exercising an Option pursuant to such Grant unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company, and any delay caused thereby shall in no way affect the date of termination of the Grant. Specifically, in connection with the Securities Act, upon the exercise of any Option or the delivery of any shares of Restricted Stock or Stock underlying Restricted Stock Units, unless a registration statement under such Act is in effect with respect to the shares of Stock covered by such Grant, the Company shall not be required to sell or issue such shares unless the Committee has received evidence satisfactory to it that the Grantee or any other individual exercising an Option may acquire such shares pursuant to an exemption from registration under the Securities Act. Any determination in this connection by the Committee shall be final, binding, and conclusive. The Company may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Securities Act. The Company shall not be obligated to take any affirmative action in order to cause the exercise of an Option or the issuance of shares of Stock pursuant to the Plan to comply with any law or regulation of any governmental authority. As to any jurisdiction that expressly imposes the requirement that an Option shall not be exercisable until the shares of Stock covered by such Option are registered or are exempt from registration, the exercise of such Option (under circumstances in which the laws of such jurisdiction apply) shall be deemed conditioned upon the effectiveness of such registration or the availability of such an exemption.

15.2 Rule 16b-3. It is the intent of the Company that Grants pursuant to the Plan and the exercise of Options granted hereunder will qualify for the exemption provided by Rule 16b-3 under the Exchange Act. To the extent that any provision of the Plan or action by the Committee does not comply with the requirements of Rule 16b-3, it shall be deemed inoperative to the extent permitted by law and deemed advisable by the Committee, and shall not affect the validity of the Plan. In the event that Rule 16b-3 is revised or replaced, the Board may exercise its discretion to modify this Plan in any respect necessary to satisfy the requirements of, or to take advantage of any features of, the revised exemption or its replacement.

16. FOREIGN JURISDICTIONS

The Committee may adopt, amend and terminate such arrangements and grant such Awards, not inconsistent with the intent of the Plan, as it may deem necessary or desirable to comply with any tax, securities, regulatory or other laws of other jurisdictions with respect to Awards that may be subject to such laws. The terms and conditions of such Awards may vary from the terms and conditions that would otherwise be required by the Plan solely to the extent that the Committee deems necessary for such purpose. Moreover, the Board may approve such supplements to or amendments, restatements or alternative versions of the Plan, not inconsistent with the intent of the Plan, as it may consider necessary or appropriate for such purposes, without thereby affecting the terms of the Plan as in effect for any other purpose.

17. AMENDMENT AND TERMINATION OF THE PLAN

The Board may at any time and from time to time and in any respect, amend or modify the Plan; provided, however, that the Board may seek the approval of any amendment or modification by the Company’s shareholders to the extent it deems necessary or advisable in its sole discretion for purposes of compliance with section 162(m) or section 422 of the Code, the listing requirements of the Nasdaq market or other exchange or securities market or for any other purpose. Except as permitted under Section 18 hereof, no amendment, suspension, or termination of the Plan shall, without the consent of the Grantee, alter or impair rights or obligations under any Grant theretofore awarded under the Plan. Subject to the anti-dilution adjustment provisions contained in Section 18 hereof, without the prior approval of the Company’s shareholders, evidenced by a majority of votes cast, neither the Committee nor the Board shall cause the cancellation, substitution or amendment of an Option or SAR that would have the effect of reducing the exercise price of such an Option or SAR previously granted under the Plan, or otherwise approve any modification to such an Option or SAR that would be treated as a “repricing” under applicable listing requirements of the Nasdaq market.

18. EFFECT OF CHANGES IN CAPITALIZATION

18.1 Changes in Stock. If the number of outstanding shares of Stock is increased or decreased or the shares of Stock are changed into or exchanged for a different number or kind of shares or other securities of the Company on account of any recapitalization, reclassification, stock split, reverse split, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock, or other increase or decrease in such shares effected without receipt of consideration by the Company occurring after the effective date of the transaction (other than transactions described in Section 18.2 or 18.3 below), the maximum number and kind of shares set forth in Sections 4, 7 and 8.1 hereof shall be equitably adjusted in a manner deemed appropriate by the Committee. In addition, the number and kind of shares for which grants are outstanding, and the option price per share, if applicable, shall be equitably adjusted in a manner deemed appropriate by the Committee.

18.2 Reorganization. In the event the Company is a party to any reorganization, merger or consolidation with one or more other entities, the maximum number and kind of shares set forth in Sections 4, 7 and 8.1 hereof may be equitably adjusted in a manner deemed appropriate by the Committee. In addition, (i) provision may be made by the Committee for the cash settlement of a grant for an equivalent cash value, as determined by the Committee or (ii) the number and kind of shares for which grants are outstanding, and the option price per share, if applicable, may be equitably adjusted in a manner deemed appropriate by the Committee. Subject to any contrary language in an Award Agreement evidencing a grant of restricted stock or restricted stock units, any restrictions applicable to such grant shall apply as well to any replacement shares received by the grantee as a result of the reorganization, merger or consolidation.

18.3 Change in Control. In connection with a “Change in Control” (as define below), the Committee may provide for one of the following with respect to outstanding grants: (i) the assumption or substitution of such grants, with appropriate adjustment in the number and kind of shares for which grants are outstanding, and the Option Price per share, if applicable, as deemed appropriate by the Committee, (ii) provision for the cash settlement of a grant for an equivalent cash value, as determined by the Committee, or (iii) such other modification or adjustment to a grant as the Committee deems appropriate to maintain and protect the rights and interests of grantees upon or following a change in control. Unless otherwise provided by the Committee and set forth in the award agreement, upon a Change in control, (i) each outstanding option and SAR, to the extent that it shall not otherwise have become vested and exercisable, shall automatically become fully and immediately vested and exercisable, without regard to any otherwise applicable vesting requirement, and (ii) each restricted stock award or restricted stock unit award shall become fully immediately vested and all forfeiture and transfer restrictions shall lapse.

For purposes of this Plan, a “Change in Control” shall be deemed to have occurred upon:

(i) the consummation of any consolidation or merger of the Company pursuant to which the stockholders of the Company immediately prior to the merger or consolidation do not represent, immediately after the merger or consolidation, the beneficial owners (within the meaning of Rule 13d-3 under the Exchange Act) of 50% or more of the combined voting power of the Company’s (or the surviving entity’s) then outstanding securities ordinarily (and apart from rights occurring in special circumstances) having the right to vote in the election of directors;

(ii) the consummation of any sale, lease, exchange or transfer (in any single transaction or series of related transactions) of all or substantially all of the assets or business of the Company and its Subsidiaries;

(iii) the occurrence of any event the result of which is that any “person” (as such term is used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act), other than (A) the Company or any Subsidiary, or (B) any employee benefit plan sponsored by the Company or any Subsidiary, shall become the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company representing more than 35% of the combined voting power of the Company’s then outstanding securities ordinarily (and apart from rights accruing in special circumstances) having the right to vote in the election of directors, as a result of a tender, leveraged buyout or exchange offer, open market purchases, privately negotiated purchases, other arrangements or understandings or otherwise; or

(iv) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board cease for any reason to constitute at least a majority of such Board, unless the nomination for the election by the Company’s stockholders of each new director was approved by a vote of at least one-half of the persons who were directors at the beginning of the two-year period.

18.4 Adjustments. Adjustments under this Section 18 related to shares of Stock or securities of the Company shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive. No fractional shares or other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share.

18.5 No Limitations on Company. The making of Grants pursuant to the Plan shall not affect or limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure or to merge, consolidate, dissolve, or liquidate, or to sell or transfer all or any part of its business or assets.

19. DISCLAIMER OF RIGHTS

No provision in the Plan or in any Grant or Award Agreement shall be construed to confer upon any individual the right to remain in the employ or service of the Company or any affiliate, or to interfere in any way with any contractual or other right or authority of the Company or any affiliate either to increase or decrease the compensation or other payments to any individual at any time, or to terminate any employment or other relationship between any individual and the Company or any affiliate. No provision in the Plan or in any Grant awarded or Award Agreement entered into pursuant to the Plan shall be construed to confer upon any individual the right to remain in the service of the Company as a director (including as an Outside Director), or shall interfere with or restrict in any way the rights of the Company’s shareholders to remove any director pursuant to the provisions of the Delaware General Corporation Law, as from time to time amended. In addition, notwithstanding anything contained in the Plan to the contrary, unless otherwise stated in the applicable Award Agreement, no Grant awarded under the Plan shall be affected by any change of duties or position of the Grantee (including a transfer to or from the Company), so long as such Grantee continues to be a director, officer, consultant, employee, or independent contractor (as the case may be) of the Company or any affiliate. The obligation of the Company to pay any benefits pursuant to this Plan shall be interpreted as a contractual obligation to pay only those amounts described herein, in the manner and under the conditions prescribed herein. The Plan shall in no way be interpreted to require the Company to transfer any amounts to a third party trustee or otherwise hold any amounts in trust or escrow for payment to any participant or beneficiary under the terms of the Plan. No Grantee shall have any of the rights of a shareholder with respect to the shares of Stock subject to an Option except to the extent the certificates for such shares of Stock shall have been issued upon the exercise of the Option.

20. NONEXCLUSIVITY OF THE PLAN

Neither the adoption of the Plan nor the submission of the Plan to the shareholders of the Company for approval shall be construed as creating any limitations upon the right and authority of the Board to adopt such other incentive compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or particular individuals) as the Board in its discretion determines desirable, including, without limitation, the granting of stock options otherwise than under the Plan.

21. WITHHOLDING TAXES

The Company, a Parent of the Company or a Subsidiary as the case may be, shall have the right to deduct from payments of any kind otherwise due to a Grantee any taxes of any kind required by applicable law to be withheld with respect to the vesting of or other lapse of restrictions applicable to Restricted Stock or Restricted Stock Units or upon the issuance of any shares of Stock upon the exercise of an Option. At the time of such vesting, lapse, or exercise, the Grantee shall pay to the Company, a Parent of the Company or a Subsidiary, as the case may be, any amount that the Company, a Parent of the Company or a Subsidiary may reasonably determine to be necessary to satisfy such withholding obligation. Subject to the prior approval of the Company, a Parent of the Company or a Subsidiary, which may be withheld by the Company, a Parent of the Company or a Subsidiary, as the case may be, in its sole discretion, the Grantee may elect to satisfy such obligations, in whole or in part, (i) by causing the Company, a Parent of the Company or a Subsidiary to withhold shares of Stock otherwise issuable pursuant to the Grantee or (ii) by delivering to the Company, a Parent of the Company or a Subsidiary shares of Stock already owned by the Grantee. The shares of Stock so delivered or withheld shall have an aggregate Fair Market Value equal to such withholding obligations. The Fair Market Value of the shares of Stock used to satisfy such withholding obligation shall be determined by the Company, a Parent of the Company or a Subsidiary as of the date that the amount of tax to be withheld is to be determined. A Grantee who has made an election pursuant to this Section 21 may satisfy his or her withholding obligation only with shares of Stock that are not subject to any repurchase, forfeiture, unfulfilled vesting, or other similar requirements.

22. 409A

To the extent applicable, it is intended that the Plan, any Grant and all Awards hereunder comply with the requirements of Section 409A of the Code, and the Plan, any Grant and all Award Agreements shall be interpreted and applied by the Committee in a manner consistent with this intent in order to avoid the imposition of any additional tax under Section 409A of the Code. In the event that any provision of the Plan, any Grant or an Award Agreement is determined by the Committee to not comply with the applicable requirements of Section 409A of the Code, the Committee shall have the authority to take such actions and to make such changes to the Plan or an award agreement as the Committee deems necessary to comply with such requirements, provided that no such action shall adversely affect any outstanding award without the consent of the affected Grantee. Notwithstanding the foregoing or anything elsewhere in the Plan, any Grant or an Award Agreement to the contrary, if a participant is a “specified employee” as defined in Section 409A of the Code at the time of termination of service with respect to an award, then solely to the extent necessary to avoid the imposition of any additional tax under Section 409A of the Code, the commencement of any payments or benefits under the award shall be deferred until the date that is six months following the participant’s termination of service (or such other period as required to comply with Section 409A).

23. CAPTIONS

The use of captions in this Plan or any Award Agreement is for the convenience of reference only and shall not affect the meaning of any provision of the Plan or such Award Agreement.

23. OTHER PROVISIONS

Each Grant awarded under the Plan may contain such other terms and conditions not inconsistent with the Plan as may be determined by the Committee, in its sole discretion.

24. NUMBER AND GENDER

With respect to words used in this Plan, the singular form shall include the plural form, the masculine gender shall include the feminine gender, etc., as the context requires.

25. SEVERABILITY

If any provision of the Plan, any Grant or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

26. GOVERNING LAW

The validity and construction of this Plan and the instruments evidencing the Grants awarded hereunder shall be governed by the laws of the State of Delaware.

CENTRAL EUROPEAN DISTRIBUTION CORPORATION

April 30, 2007

(1)

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSALS (2) and (3) LISTED BELOW.

1.	Election of seven (7) directors, to serve until the 2008 Annual Meeting of Stockholders.

NOMINEES:

WILLIAM V. CAREY

DAVID BAILEY

N. SCOTT FINE

TONY HOUSH

ROBERT P. KOCH

JAN W. LASKOWSKI

MARKUS SIEGER

2.	For the approval of the Company’s 2007 Stock Incentive Plan.

3.	For ratification of the appointment of PricewaterhouseCoopers as the Company’s independent auditors for the fiscal year 2007.

4.	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

This proxy, which is solicited on behalf of the Board of Directors, will be voted FOR the matters described in paragraphs (1), (2) and (3) unless the stockholder specifies otherwise (in which case it will be voted as specified).

Each properly executed Proxy will be voted in accordance with the specifications made on the reverse side of this Proxy and in the discretion of the Board of Directors on any other matter which may properly come before the meeting. Where no choice is specified, this Proxy will be voted FOR all listed nominees to serve as directors and FOR proposals 2 and 3.

PROXY

CENTRAL EUROPEAN DISTRIBUTION CORPORATION

(Solicited on behalf of the Board of Directors)

The undersigned holder of common stock of Central European Distribution Corporation, revoking all proxies heretofore given, hereby constitutes and appoints William V. Carey as Proxy, with full power of substitution, for and in the name, place and stead of the undersigned, to vote all of the undersigned’s shares of the said stock, according to the number of votes and with all the powers the undersigned would possess if personally present at the annual meeting of Stockholders of Central European Distribution Corporation to be held on Monday April 30, 2007, at 9:00 a.m., local time, at the offices of Dewey Ballantine LLP, at 975 F Street NW, Washington D.C. 20004, and at any adjournments or postponements that may take place.

The undersigned hereby acknowledges receipt of the Notice of Meeting and Proxy Statement relating to the meeting and hereby revokes any proxy or proxies heretofore given.

PLEASE MARK, DATE AND SIGN THIS PROXY ON THE REVERSE SIDE